                                                                   Exhibit 10.19

                                195 WEST STREET
                             WALTHAM, MASSACHUSETTS

                           LEASE DATED June 14, 1991

     THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which related to space in a certain building (the "Building") known as, and with an address at, 195 West Street, Waltham, Massachusetts.

     The parties to this Indenture of Lease hereby agree with each other as follows:

                                   ARTICLE I

                                 REFERENCE DATA

1.1  Subjects Referred To:

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

     LANDLORD:                                  200 West Street Limited
                                                Partnership, a Massachusetts
                                                Limited Partnership

     LANDLORD'S ORIGINAL ADDRESS:               c/o Boston Properties
                                                8 Arlington Street
                                                Boston, Massachusetts 02116

     LANDLORD'S CONSTRUCTION                    James C. Rosenfeld
     REPRESENTATIVE:

     TENANT:                                    PAREXEL International
                                                Corporation, a Massachusetts
                                                corporation.



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TENANT'S ORIGINAL ADDRESS:                    One Alewife Place
                                              Cambridge, Massachusetts 02140

TENANT'S CONSTRUCTION REPRESENTATIVE:         William R. Lean, Jr.

TENANT PLAN REQUIREMENTS:                     As set forth in Exhibit B
                                              attached hereto.

TENANT PLAN APPROVAL DATE:                    May 31, 1991

SPECIAL ALLOWANCE:                            As defined in Section 3.1.1

SCHEDULED TERM COMMENCEMENT DATE:             August 1, 1991

COMMENCEMENT DATE:                            As defined in Sections 2.4 and 3.2

OUTSIDE COMPLETION DATE:                      November 1, 1991

TERM (SOMETIMES CALLED                        One hundred twenty (120) calendar
THE ORIGINAL TERM):                           months (plus the partial month, if
                                              any, immediately following the
                                              Commencement Date), unless
                                              extended or sooner terminated as
                                              provided in this Lease.

EXTENSION OPTIONS:                            Two (2) periods of five (5) years
                                              each as provided in and on the
                                              terms set forth in Section 2.4.1
                                              hereof.

THE SITE:                                     That certain parcel of land known
                                              as and numbered 195 West Street,
                                              Waltham, Middlesex County,
                                              Massachusetts, being more
                                              particularly described in
                                              Exhibit A attached hereto.

THE BUILDING:                                 The Building known as and numbered
                                              195 West Street, Waltham,
                                              Massachusetts. The Building is
                                              appropriately labelled on
                                              Exhibit A-1 attached hereto and
                                              hereby made a part hereof.

THE COMPLEX:                                  The Building together with all
                                              surface and underground parking
                                              areas, the Site and all
                                              improvements  (including



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                                              landscaping) thereon and thereto.

TENANT'S SPACE (SOMETIMES                     That portion of the Building
ALSO CALLED THE PREMISES):                    that Tenant is leasing at any
                                              time pursuant to the provisions of
                                              this Lease.

FIRST FLOOR PREMISES:                         The entire rentable area of the
                                              first floor of the Building, in
                                              accordance with the Floor Plan
                                              attached hereto as Exhibit E
                                              and incorporated herein by
                                              reference.

SECOND FLOOR PREMISES:                        The entire rentable area of the
                                              second floor of the Building, in
                                              accordance with the Floor Plan
                                              attached hereto as Exhibit E and
                                              incorporated herein by reference.

THIRD FLOOR PREMISES A:                       A portion of the third floor of
                                              the Building, in accordance with
                                              the Floor Plan attached hereto as
                                              Exhibit E and incorporated herein
                                              by reference.

THIRD FLOOR PREMISES B:                       A portion of the third floor of
                                              the Building, in accordance with
                                              the Floor Plan attached hereto as
                                              Exhibit E and incorporated herein
                                              by reference.

RENTABLE FLOOR AREA OF                        The rentable floor area of all of
TENANT'S SPACE (SOMETIMES                     the space at any given time under
CALLED RENTABLE FLOOR AREA                    lease to Tenant in the Building
OF THE PREMISES):                             under this Lease, including the
                                              Rentable Floor Area of the First
                                              Floor Premises, the Rentable Floor
                                              Area of the Second Floor Premises,
                                              the Rentable Floor Area of Third
                                              Floor Premises A, the Rentable
                                              Floor Area of Third Floor
                                              Premises B and any space added
                                              thereto to Tenant pursuant to its
                                              right under this Lease.



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RENTABLE FLOOR AREA OF THE                   18,891 square feet.
FIRST FLOOR PREMISES:

RENTABLE FLOOR AREA OF THE                   22,152 square feet.
SECOND FLOOR PREMISES:

RENTABLE FLOOR AREA OF                       4,232 square feet.
THIRD FLOOR PREMISES A:

RENTABLE FLOOR AREA OF                       2,983 square feet.
THIRD FLOOR PREMISES B:

TOTAL RENTABLE FLOOR AREA                    48,258 square feet.
OF THE FIRST FLOOR PREMISES,
THE SECOND FLOOR PREMISES AND
THIRD FLOOR PREMISES A AND
THIRD FLOOR PREMISES B:

TOTAL RENTABLE FLOOR AREA                    63,500 square feet.
OF THE BUILDING:

NUMBER OF TENANT'S PARKING SPACES:           163 spaces of which 32 designated
                                             spaces shall be in the parking area
                                             located in the basement of the
                                             Building and of which 131
                                             nondesignated spaces shall be
                                             located on the surface parking
                                             areas on the Site.

ANNUAL FIXED RENT (SOMETIMES                 The sum of the Annual Fixed Rents
ALSO CALLED FIXED RENT):                     applicable to the Premises under
                                             lease to Tenant in the Building
                                             under this Lease.

ANNUAL FIXED RENT FOR THE                    (a) During the first sixty (60)
FIRST FLOOR PREMISES:                        months of the Original Term of this
                                             Lease at the annual rate of
                                             $429,770.25 (being the product of
                                             (i) $22.75 and the "Rentable Floor
                                             Area of the First Floor Premises"
                                             (as defined in this Section 1.1)).

                                             (b) During the sixty-first (61st)
                                             through the one hundred





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
                                             twentieth (120th) months of the
                                             Original Term of this Lease at the
                                             annual rate of $467,552.25 (being
                                             the product of (i) $24.75 and (ii)
                                             the Rentable Floor Area of the
                                             First Floor Premises).

ANNUAL FIXED RENT FOR                        (a) During the first sixty (60)
THE SECOND FLOOR PREMISES:                   months of the Original Term of
                                             this Lease at the annual rate of
                                             $503,958.00 (being the product of
                                             (i) $22.75 and (ii) the "Rentable
                                             Floor Area of the Second Floor
                                             Premises" (as defined in this
                                             Section 1.1)).

                                             (b) During the sixty-first (61st)
                                             through the one hundred twentieth
                                             (120th) month of the Original Term
                                             of this Lease at the annual rate of
                                             $548,262.00 (being the product of
                                             (i) $24.75 and (ii) the Rentable
                                             Floor Area of the Second Floor
                                             Premises).

ANNUAL FIXED RENT FOR                        (a) During the first sixty (60)
THIRD FLOOR PREMISES A:                      months of the Original Term of
                                             this Lease, at the annual rate of
                                             $80,408.00 (being the product of
                                             (i) $19.00 and (ii) the "Rentable
                                             Floor Area of Third Floor Premises
                                             A" (as defined in this Section
                                             1.1)).

                                             (b) During the sixty-first (61st)
                                             through the one hundred twentieth
                                             (120th) months of the Original Term
                                             of this Lease at the annual rate of
                                             $88,872.00 (being the product of
                                             (i) $21.00 and (ii) the Rentable
                                             Floor Area of Third Floor Premises
                                             A).

ANNUAL FIXED RENT FOR                        (a) During the first sixty (60)
THIRD FLOOR PREMISES B:                      months of the Original Term of
                                             this Lease, at the annual rate of
                                             $56,677.00 (being the product of
                                             (i) $19.00 and (ii) "the Rentable
                                             Floor Area of



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
                                             Third Floor Premises B" (as defined
                                             in this Section 1.1)).

                                             (b) During the sixty-first (61st)
                                             through one hundred twentieth
                                             (120th) months of the Original Term
                                             of this Lease, at the Annual Rate
                                             of $62,643.00 (being the product of
                                             (i) $21.00 and (ii) the Rentable
                                             Floor Area of Third Floor Premises
                                             B).

TOTAL ANNUAL FIXED RENT DURING               (a) During the first sixty (60)
THE ORIGINAL LEASE TERM FOR THE              months of the Original Term of this
FIRST FLOOR PREMISES, THE SECOND             Lease at the annual rate of
FLOOR PREMISES, THIRD FLOOR                  $1,070,813.25.
PREMISES A AND THIRD FLOOR
PREMISES B:                                  (b) During the sixty-first (61st)
                                             through the one hundred twentieth
                                             (120th) months of the Original Term
                                             of this Lease at $1,167,329.25.

THIRD FLOOR PREMISES B                       One hundred eighty (180) days
RENT COMMENCEMENT DATE:                      subsequent to the Commencement
                                             Date.

ANNUAL FIXED RENT DURING                     As determined pursuant to
THE EXTENDED TERM(S):                        Section 2.4.1 if the extension
                                             option(s) are exercised in
                                             accordance with Section 2.4.1.

OPERATING EXPENSES:                          As provided in Section 2.6 hereof.

REAL ESTATE TAXES:                           As provided in Section 2.7 hereof.

TENANT ELECTRICITY:                          Initially as provided in
                                             Section 2.5 subject to adjustment
                                             as provided in Section 2.8 hereof.

PERMITTED USES:                              General office purposes.




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     INITIAL MINIMUM LIMITS OF                    $2,000,000.00 combined single
     TENANT'S COMMERCIAL GENERAL                  limit per occurrence on a per
     LIABILITY INSURANCE:                         location basis.

     BROKER:                                      Meredith & Grew, Inc.
                                                  160 Federal Street
                                                  Boston, Massachusetts 02110

     SECURITY DEPOSIT:                            $89,234.00

1.2  Exhibits. There are incorporated as part of this Lease:

     EXHIBIT A                                    Description of Site

     EXHIBIT A-1                                  Site Plan

     EXHIBIT B                                    Tenant Plan Requirements

     EXHIBIT C                                    Tenant Improvements

     EXHIBIT D                                    Landlord's Services

     EXHIBIT E                                    Floor Plan

     EXHIBIT F                                    Form of Commencement Date
                                                  Agreement

     EXHIBIT G                                    Broker Determination of
                                                  Prevailing Market Rent

     EXHIBIT H                                    Tenant's Storage Space

     EXHIBIT I                                    Nondisturbance, Attornment and
                                                  Subordination Agreement

1.3  Table of Articles and Sections

     ARTICLE I -- REFERENCE DATA

     1.1  Subjects Referred to

     1.2  Exhibits

     1.3  Table of Articles and Sections




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ARTICLE II -- THE BUILDINGS, PREMISES, TERM AND RENT

2.1  The Premises

     2.1.1    Tenant's Right of First Refusal

     2.1.1.1  Tenant's First Expansion Option

     2.1.2    Tenant's Right of First Offer

     2.1.3    Tenant's Second Expansion Option

2.2  Rights To Use Common Facilities

     2.2.1    Tenant's Parking

2.3  Landlord's Reservations

2.4  Original Term

     2.4.1    Extension Options

2.5  Monthly Fixed Rent Payments

2.6  Adjustment for Operating Expenses

     2.6.1    Operating Expense Cap

2.7  Adjustment for Real Estate Taxes

2.8  Adjustment for Tenant Electricity

2.9  Certain Adjustments to both Operating Expenses and Real Estate Taxes

ARTICLE III -- CONSTRUCTION

3.1  Tenant's Plans and Tenant Plan Excess Costs

     3.1.1    Special Allowance

     3.1.2    Improved Cost Account

3.2  Landlord's and Tenant's Work; Delays

3.3  Alterations and Additions




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3.4  General Provisions Applicable to Construction

3.5  Refurbishment of the Premises


ARTICLE IV -- LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1  Landlord's Covenants

     4.1.1  Services Furnished by Landlord

     4.1.2  Additional Services Available to Tenant

     4.1.3  Roof, Exterior Wall, Floor Slab and Common Facility Repairs

     4.1.4  Door Signs

4.2  Interruptions and Delays in Services and Repairs, etc.

4.3  Environmental Laws


ARTICLE V -- TENANT'S COVENANTS

5.1  Payments

5.2  Repair and Yield Up

5.3  Use

5.4  Obstructions; Items Visible From Exterior; Rules and Regulations

5.5  Safety Appliances; Licenses

5.6  Assignment; Sublease

5.7  Indemnity; Insurance

5.8  Personal Property at Tenant's Risk

5.9  Right of Entry

5.10 Floor Load; Prevention of Vibration and Noise

5.11 Personal Property Taxes


ARTICLE VI -- CASUALTY AND TAKING

6.1  Fire and Casualty-Termination or Restoration; Rent Adjustment




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6.2    Uninsured Casualty

6.3    Eminent Domain-Termination or Restoration

6.4    Eminent Domain Damages Reserved


ARTICLE VII -- DEFAULT

7.1    Tenant's Default

7.2    Landlord's Default


ARTICLE VIII -- MISCELLANEOUS PROVISIONS

8.1    Extra Hazardous Use

8.2    Waiver

8.3    Cumulative Remedies

8.4    Quiet Enjoyment

8.5    Notice To Mortgagee and Ground Lessor

8.6    Assignment of Rents

8.7    Surrender

8.8    Brokerage

8.9    Invalidity of Particular Provisions

8.10   Provisions Binding, Etc.

8.11   Recording

8.12   Notices

8.13   When Lease Becomes Binding

8.14   Section Headings

8.15   Rights of Mortgagee

8.16   Status Report



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8.17  Self-Help

8.18  Holding Over

8.19  Non-Subrogation

8.20  Security Deposit

8.21  Corporate Signage

8.22  Tenant's Storage Space

8.23  Lease Compensation Payments

8.24  Tenant's Right of First Offer to Purchase

8.25  Tenant's Termination Options

8.26  Food Service Facility

8.27  Joinder by Meredith & Grew, Inc.

8.28  Governing Law



                                   ARTICLE II

                       BUILDING, PREMISES, TERM AND RENT

2.1 Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways, stairwells and exitways, elevators and elevator wells, elevator lobbies, toilets, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building.

       Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

2.1.1 (A) Subject to the provisions of this Section 2.1.1, Landlord agrees that if at any time Landlord shall receive or obtain a bona fide written offer or commitment which Landlord wishes, in good faith, to accept (a "Third Party Offer") to lease all or any portion of the approximately 15,242 rentable square feet of space on the third floor of



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          the Building not included in Third Floor Premises A or Third Floor
          Premises B which has not been previously leased to another tenant (the "First Refusal Space") then Landlord shall first give notice thereof to Tenant, provided that, as of the date Landlord receives such Third Party Offer, (i) there exists no "Event of Default" (as defined in Section 7.1), (ii) this lease is still in full force and effect and
          (iii) Tenant has not sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1). Said notice shall consist of a copy of the Third Party Offer and two counterpart originals of a commitment to enter into an amendment to this Lease to incorporate the space subject to the Third Party Offer into the Premises demised under this Lease upon the terms and conditions of the Third Party Offer, provided that if landlord shall give such notice prior to January 1, 1992, (i) the Annual Fixed Rent payable for such space during the first five (5) years of the Term of this Lease (or the remainder thereof) shall be $19.00 per square feet of rentable floor area of such space, (ii) the Annual Fixed Rent payable for such space for the sixth (6th) through tenth (10th) years of the Term of this Lease shall be $21.00 per square foot of rentable floor area of such space (herein called "Landlord's Submitted Offer") and (iii) such space shall be constructed in accordance with the terms of Section 3.1 of this lease, provided further that Tenant shall have no special allowance for such space as provided in Section 3.1.1 of this lease. Prior to sending such notice, Landlord shall use best efforts to keep Tenant informed of possible Third Party Offers subject to this Section 2.1.1.

          (B) Tenant shall have the right to accept landlord's Submitted Offer by executing such two (2) counterpart original commitments to enter into such lease amendment and delivering to Landlord the same within three (3) business days after its receipt of landlord's Submitted Offer. Within ten (10) business days after landlord's receipt of such accepted commitment, Landlord shall deliver to Tenant two (2) counterpart originals of an amendment to this Lease to incorporate the space subject to the Third Party Offer into the Premises demised under this Lease upon the terms and conditions of such accepted commitment. Within ten (10) business days after Tenant's receipt of such amendment Tenant shall execute both counterpart originals of such amendment and shall deliver the same to Landlord along with appropriate evidence of the authority of Tenant to enter into the transaction. If Tenant shall duly and timely comply with the foregoing, Landlord shall execute the two (2) counterpart original amendments and shall promptly return on
          (1) fully executed counterpart to Tenant.



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          (C) If at the expiration of three (3) business days after Tenant's receipt of Landlord's Submitted Offer Tenant shall not have accepted Landlord's Submitted Offer by entering into such commitment and delivering the same to Landlord, or if Tenant shall so execute and deliver such commitment but at the end of ten (10) business days after Tenant's receipt of such lease amendment Tenant has not entered into such lease amendment and delivered the same to Landlord and/or has not complied with the provisions of subparagraph (B) above, time being of the essence in respect to all of the same, Landlord shall be free for one hundred twenty (120) days after the date of Landlord's Submitted Offer to lease the First Refusal Space subject to the Third Party Offer upon terms no less favorable to the Landlord than contained in Landlord's Submitted Offer without again offering such space to Tenant for lease, it being agreed that if Landlord does not so lease such First Refusal Space during such one hundred twenty (120) day period, the terms of this Section shall continue to apply to such First Refusal Space subject to such Third Party Offer.

          (D) If Tenant shall lease additional space in the Building pursuant to this Section 2.1.1, Tenant's parking rights under this Lease with respect to both the spaces beneath the Building and the outdoor spaces shall be increased on a prorata basis equal to the same proportion of the total number of such parking spaces as such additional space bears to the Total Rentable Floor Area of the Building.

2.1.1.1 (A) subject tot he provisions of this Section 2.1.1.1, by notice given by Tenant to landlord prior to January 1, 1992, time being of the essence with respect to the exercise of Tenant's rights under this
          Section 2.1.1.1, Tenant shall have the right to lease all or any portion of the First Refusal Space specified in Tenant's notice for which Landlord has not previously submitted to Tenant a Landlord's Submitted Offer as set forth in Section 2.1.1, provided that, as of the date Landlord receives such notice from Tenant (i) there exists no "Event of Default" (as defined in Section 7.1), (ii) this Lease is still in full force and effect and (iii) Tenant has not sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1). If Tenant shall give such notice the same shall constitute an agreement to enter into the Premises upon all the same terms and conditions contained in this Lease except that (i) the location of the space shall be subject tot adjustment by Landlord so that the remaining space on the third floor of the Building which is not subject to a lease as of the date of Tenant's notice is marketable, in Landlord's reasonable determination, (ii) the Annual Fixed Rent payable for such space during the first five (5) years of the Term of this Lease (or the


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      remainder thereof) shall be $19.00 per square feet of rentable floor area of such space, (iii) the Annual Fixed Rent payable for such space for the sixth (6th) through tenth (10th) years of the Term of this Lease shall be $21.00 per square foot of rentable floor area of such space (iv) such space shall be constructed in accordance with the terms of Section 3.1 of this Lease, provided that Tenant shall have no special allowance for such space as provided in Section 3.1.1 of this Lease and (v) such space shall constitute a part of the Premises effective as of the Substantial Completion of the improvements to be constructed by Landlord therein and Landlord and Tenant agree to use due diligence to prepare plans for such improvement. Tenant shall have no right to add space to the Premises pursuant to this Section 2.1.1.1 after December 31, 1991.

      (B) If Tenant shall lease additional space in the Building pursuant to this Section 2.1.1.1, Tenant's parking rights under this Lease with respect to both the spaces beneath the Building and the outdoor spaces shall be increased on a prorata basis equal to the same proportion of the total number of such parking spaces as such additional space bears to the Total Rentable Floor Area of the Building.

2.1.2 (A) If Tenant shall not exercise Tenant's Right of First Refusal with respect to the First Refusal Space or any portion thereof as provided in
      Section 2.1.1, Landlord shall be free to lease such space in accordance with the terms of Section 2.1.1. The terms of such leases, including, but not limited to, the original terms thereof and options to extend the terms thereof, are hereinafter individually and collectively called the "Initial Leases" and the tenants under the Initial Leases are hereinafter individually and collectively called the "Initial Tenants." Subject to the Initial Leases and the rights of the Initial Tenants thereunder, which rights (other than any rights of expansion into the First Refusal Space or any portion thereof superior to the rights of Tenant under this Lease) are hereby made prior to the rights of Tenant under this Section 2.1.2, notwithstanding that the Initial Leases may have been executed subsequent to the date of this Lease, and subject to the terms of this Section 2.1.2, Landlord agrees not to enter into a lease or leases to relet space within the First Refusal Space without first giving to Tenant an opportunity to lease such space as hereinafter set forth, provided that at any time any portion of the First Refusal Space becomes so available hereunder for reletting (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, (iii) Tenant has not sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1). Landlord shall use


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


     best efforts to keep Tenant informed of the possibility of such space becoming so available.

     (B) When any such space becomes available for reletting, Landlord shall notify Tenant of the availability of such space and shall advise Tenant of the business terms upon which Landlord is willing so to lease such space. If Tenant wishes to exercise Tenant's right of first offer, Tenant shall do so by giving Landlord notice of Tenant's desire to lease such space on such terms within three (3) business days after Landlord's notice to Tenant of the availability of such space and of such terms. If Tenant shall give such notice, the same shall constitute an agreement to enter into an amendment to this Lease to incorporate such space into the Premises upon the terms set forth in Landlord's notice. If Tenant shall not so exercise such right within such period, time being of the essence in respect of such exercise, Landlord shall be free at any time thereafter to enter into a lease of such space with another prospective tenant upon terms no less favorable to Landlord than those set forth in Landlord's notice to Tenant, provided that Landlord shall reoffer such space to Tenant in accordance with the terms of this Section 2.1.2 prior to leasing such space upon terms less favorable to Landlord.

     (C) If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of the premises with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use all reasonable efforts and due diligence (which shall be limited to the commencement and prosecution thereafter of eviction proceedings and to the payment of legal fees and other expenses reasonably associated with such proceedings but which shall not require the taking of any appeal) to evict such occupant from the First Offer Space and to deliver possession of the First Offer Space to Tenant as soon as may be practicable. Commencement of the term of Tenant's occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant. The failure of the then occupant of such premises to so vacate shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent, additional rent or other charges due under this Lease (or any portions thereof).

     (D) If Tenant shall lease additional space in the Building pursuant to this
     Section 2.1.2, Tenant's parking rights under this Lease with respect to both the spaces beneath the Building and the outdoor spaces shall be increased on a prorata basis equal to the same proportion of the total


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


      number of such parking spaces as such additional space bears to the Total Rentable Floor Area of the Building.

2.1.3 (A) Tenant shall have the right to lease additional space (the "Expansion Space") pursuant to this Section 2.1.3 at the beginning of the sixty-first
      (61st) calendar month of the Lease Term (not including any partial month after the Commencement Date), subject to the "leeway period" as provided below, provided, (i) Tenant gives Landlord timely written notice as herein provided, (ii) there exists no "Event of Default" as of the date of Tenant's notice, (iii) this Lease is still in full force and effect as of the date of Tenant's notice, and (iv) as of the date of Tenant's notice, Tenant has not sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1). The rentable floor area of the Expansion Space shall be between 8,000 square feet and 12,000 square feet on the third floor of the Building.

      (B) If Tenant elects to cause the Expansion Space to be included within the Premises as aforesaid, then:

          (i) Landlord shall have the flexibility of delivering possession of the Expansion Space, or portions thereof, to the Tenant at any time within a "leeway period" which occurs between the beginning of the sixty-first (61st) calendar month of the Lease Term (not including any partial month after the Commencement Date) and the end of the seventy-second (72nd) calendar month of the Lease Term (not including any partial month after the Commencement Date);

          (ii) Effective as of the date when Landlord delivers possession of the Expansion space, or portions thereof, to Tenant, the Expansion Space, or such portions thereof, shall become a part of the Premises demised under this Lease for the balance of the Term of this Lease, as it may be extended; and

          (iii) The Annual Fixed Rent attributable to the Expansion Space and payments on account of real estate taxes, operating costs and electricity for any remaining portion of the original Lease Term and any Extended Term respecting the Expansion Space shall be as determined in accordance with the provisions of this Section 2.1.3.

      (C) If Tenant desires to exercise its option to add the Expansion Space, then it shall give notice ("Tenant's Expansion Notice") to Landlord, not earlier than the first day of the forty-eighth (48th) calendar month of the Lease Term (not including any partial month after the Commencement
      Date) nor later than the last day of the forty-eighth (48th) calendar month of the Lease Term (not including any partial month after the Commencement Date) of Tenant's exercise of its option to Lease the Expansion Space.

     (D) Within thirty (30) days after receipt by Landlord of Tenant's Expansion Notice, Landlord shall notify Tenant of its proposed Annual Fixed Rent for the Expansion Space which shall take into account a "build-out" substantially similar to Third Floor Premises A constructed pursuant to
     Section 3.1, provided that the special allowance set forth in Section 3.1.1 shall not apply to the Expansion Space, which Annual Fixed Rent shall not be less than $21.00 per square foot of rentable floor area of such space and shall be expressed in relation to the tax and operating cost bases and provisions for payment of tenant electricity as contained in this Lease. Landlord's notice shall also specify the rentable square foot area of the applicable Expansion Space and shall include a floor plan showing the location of the Expansion Space (collectively "Landlord's Expansion Proposal").

     (E) If at the expiration of thirty (30) days after the date when Tenant receives Landlord's Expansion Proposal (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental and all other relevant terms for the Expansion Space and execute a written instrument pursuant to such agreement adding the Expansion Space to the Premises, then either Landlord or Tenant shall have the right, by notice given to the other party within fifteen (15) days following the expiration of the Negotiation Period, to request a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit G) for the Expansion Space, which Broker Determination shall be made in the manner set forth in Exhibit G. If neither Landlord nor Tenant shall so request a broker determination, the Annual Fixed Rent for the Expansion Space shall be as set forth in Landlord's Expansion Proposal.

     (F) If Landlord or Tenant timely shall have requested the Broker Determination, the Annual Fixed Rent for the Expansion Space shall be the greater of (i) the Prevailing Market Rent as determined by the Broker Determination, or (ii) $21.00 per square foot of rentable floor area of such space.

     (G) Upon the giving of Tenant's Expansion Notice exercising Tenant's option to add the Expansion Space to the Premises in accordance with the provisions of subsection (C) above, then Landlord and Tenant agree to enter into an amendment of this Lease confirming the location of the Expansion Space in the Building and the rentable floor area of same and the Annual Fixed Rent and all other terms related to same.

      (H) If Tenant shall exercise its right to add applicable Expansion Space hereunder, the parking rights under this Lease with respect to both the spaces beneath the Building and the outdoor space shall be increased on a prorata basis equal to the same proportion of the total number of such parking spaces as the Expansion Space bears to the Total Rentable Floor Area of the Building.

2.2 Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

2.2.1 In addition, Tenant shall have the right to use the Number of Tenant's Parking Spaces (referred to in Section 1.1), in common with use by other tenants from time to time of the Complex, of the parking area, provided, however, that 32 spaces shall be in the parking area located in the basement of the Building ("Tenant's Basement Spaces") and shall be designated for the exclusive use of Tenant by appropriate signage and 131 spaces shall be located on the surface parking areas of the Site ("Tenant's Surface Spaces"); and, provided, further, with respect to Tenant's Surface Spaces, Landlord shall not be obligated to furnish stalls or spaces specifically designated for Tenant's use. Landlord shall have no obligation to police the use of Tenant's Basement Spaces. Tenant shall have the right to tow cars wrongfully parked in Tenant's Basement Spaces, provided that Tenant gives Landlord prior notice of any such towing and Tenant complies with all applicable laws, and provided further that Tenant shall save harmless and indemnify Landlord from any liability for injury, loss, accident or damage to any persons or property, and from any claims, actions, proceeding and costs (including, without limitation, reasonable counsel fees) arising from any such towing by Tenant. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site, provided that Landlord shall not charge additional rent or fees for use of the parking areas. The parking privileges granted herein are nontransferrable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, except to the extent caused by Landlord's negligence, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better and provided further that Tenant is given reasonable prior notice of Landlord's exercise of such right, except in emergencies. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4 Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are "Substantially Complete" as defined in Section 3.2 provided, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in
      Section 2.4.1.

      As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit F, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated.

2.4.1 (A) Provided that at the time of exercise and commencement of the applicable option to extend (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and
      (iii) Tenant has not sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the applicable option period as hereinbelow set forth) for two (2) successive periods of five (5) years each as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term."

     (B) (i) If Tenant desires to exercise the applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than fifteen
     (15) months nor later than twelve (12) months prior to the expiration of the Term of this Lease, or Extended Term if previously extended, of Tenant's request for Landlord's quotation to Tenant of a proposed annual fixed rent for the applicable Extended Term, which shall not be less than $21.00 per square foot of Rentable Floor Area of the Premises and shall be expressed in relation to the tax and operating cost bases and provisions for payment of tenant electricity as contained in this Lease. If at the expiration of thirty (30) days after the date when Landlord receives, Tenant's written request as aforesaid (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the applicable Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for fifteen (15) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit G) for the applicable Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit G.

     (B) (ii) If Tenant timely shall have requested the Broker Determination, then in order to exercise its right to extend the Term of this Lease for the applicable Extended Term, Tenant, within fifteen (15) days after receipt of the Broker Determination, shall give written notice to Landlord of Tenant's exercise of its right to extend the Lease Term for the applicable Extended Term pursuant to this subsection 2.4.1 (B) (ii), in which case the Annual Fixed Rent for the applicable Extended Term shall be the greater of (a) the Prevailing Market Rent as determined by the Broker Determination or (b) $21.00 per square foot of Rentable Floor Area of the Premises and shall be expressed in relation to the tax and operating cost bases and provisions for payment of tenant electricity as contained in this Lease. Upon the giving of notice by Tenant within said fifteen (15) day period as provided in this subsection (B) (ii) then this Lease and Lease Term hereof shall be extended for an additional term of five (5) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent for the applicable Extended Term shall be the rent determined as described in this subparagraph.

     (C) Upon the giving of notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of either subsection B(i) or B(ii) above, then this Lease and the Lease Term hereof shall be extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 2.4.1; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires. Notwithstanding anything herein contained to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Term hereof.

2.5 Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) (a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for all of the Premises other than Third Floor Premises B and (1) (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of 75 cents per annum for each square foot of Rentable Floor Area of Tenant's Space for all of the Premises other than Third Floor Premises B for tenant electricity subject to escalation as provided in
     Section 2.8, (2) (a) on the Third Floor Premises B Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent for Third Floor Premises B and (2) (b) on the Third Floor Premises B Rent Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of 75 cents per annum for each square foot of Rentable Floor Area of Third Floor Premises B for tenant electricity subject to escalation as provided in Section 2.8, and (3) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in
     Section 2.4.1 for the applicable
     extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties, Agents, at 8 Arlington Street, Boston, Massachusetts 02116, and all remittances received by Boston Properties, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

     Annual Fixed Rent and electricity charges for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date (or the Third Floor Premises B Rent Commencement Date with respect to Third Floor Premises B) is a day other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent and electricity charges for the partial month from the Commencement Date (or the Third Floor Premises B Rent Commencement Date with respect to Third Floor Premises B) to the first day of the succeeding calendar month.

     Other charges payable by Tenant on a monthly basis, hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

     Notwithstanding that the payment of Annual Fixed Rent and electricity charges for Third Floor Premises B by Tenant to Landlord shall not commence until the Third Floor Premises B Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

     The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 "Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any additional rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both fixed rent and additional rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons to the extent engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered for comparable or similar building in the Boston-West Suburban market; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided that Operating Expenses shall explicitly exclude "capital costs" (as defined in generally accepted accounting principles used in the real estate industry).

     "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

     "Base Operating Expenses" shall mean Landlord's Operating Expenses for the first twelve (12) months of the Lease Term, adjusted to reflect ninety-five percent (95%) occupancy of the Building.

     "Base Operating Expenses Allocable to the Premises" means the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

     If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, then, Tenant shall pay to Landlord, as additional rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the $.75 for tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

     Not later than ninety (90) days after the end of the first full calendar year and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to generally accepted accounting practices used in the real estate industry consistently applied certified by the chief financial officer of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as additional rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord). At the request of Tenant, Landlord shall make available for Tenant's review, at Tenant's expense and at a time and place reasonably determined by Landlord, the records of Landlord used to prepare such statement.

     In addition, Tenant shall make payments monthly on account of Tenant's share of increases in Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Term.

     Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to variable costs related solely to vacancies in the Buildings rather than to any other causes.

2.6.1 Notwithstanding the provisions of Section 2.6, Tenant's payments for Tenant's share of increases in "Capped Operating Expenses" (as defined below) for any full calendar year during the Lease Term or any fraction of a calendar year falling at the end of the Lease Term ("the Relevant Period") shall not for a full year exceed the "CPI Adjusted First Year Capped Operating Expenses" (as defined below) for the Relevant Period, or for any such fraction of a calendar year exceed the corresponding fraction of "CPI Adjusted First Year Capped Operating Expense" for the Relevant Period. "Capped Operating Expenses" shall mean all of Landlord's Operating Expenses other than water, sewer, electric, gas, oil and other utility charges. First Year Capped Operating Expenses" shall mean Capped Operating Expenses for the first twelve (12) months of the Lease Term. "CPI Adjusted First Year Capped Operating Expenses" shall mean First Year Capped Operating Expenses adjusted to reflect increases in the cost of living in the following manner:

          FIRST, there shall be computed any percentage increase in the "Price Index" (as defined below) between the Price Index in effect on the last day of the Relevant Period and the Price Index in effect on the last day of the twelfth (12th) month of the Lease Term,

          SECOND, the amount obtained in FIRST above shall be multiplied by First Year Capped Operating Expenses, and

          THIRD, the product determined pursuant to SECOND above shall be added to First Year Capped Operating Expenses.

      The term "Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, (All Items) for the Boston Metropolitan Statistical Area on the basis of 1982-1984 = 100 published by the Bureau of Labor Statistics, U.S. Department of Labor. If the Bureau of Labor Statistics should cease to publish such an Index in its present form and calculated on the present basis, a comparable index or an index reflecting changes in the cost of living determined in a similar manner shall be chosen by Landlord.

      The Price Index as of any date relative to the application of this Section shall be that published by the Bureau of Labor Statistics as of such date, if computed for such date, or otherwise, for the most recent date immediately preceding the date as of which the application of this provision is to be made. Since a Price Index relevant to the application of this provision may not be available as of the date on which a determination of the applicability of this Section is to be made, necessary adjustments between Landlord and Tenant shall be made retroactively, within a reasonable time after required computations readily can be completed.

2.7 If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises, as hereinafter defined, for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises, then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, Tenant shall pay to Landlord, as additional rent, the amount of such excess. In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent. Not later than ninety
     (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement shall be charged against the tax refund or abatement before the adjustments are made for the Tax Year.

     To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building.

     Terms used herein are defined as follows:

          (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or, if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

          (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

          (iv) "Base Taxes" shall be Landlord's Tax Expenses for the first Tax Year in which the assessment of the Building gives recognition of Tenant's occupancy, adjusted to reflect ninety-five percent (95%) occupancy of the Building.

          (v) "Base Taxes Allocable to the Premises" means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

          (vi) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Building were the only property of Landlord.

2.8 If with respect to any calendar year falling within the Term or fraction of a calendar year falling within the Term at the beginning or end thereof, the cost of furnishing electricity to space occupied by tenants, (but expressly excluding utility charges separately chargeable to tenants for additional or special services) for a full calendar year exceeds $.75 per square foot of Rentable Floor Area of the Building, or for any such fraction of a calendar year exceeds the corresponding fraction of $.75 per square foot of Rentable Floor Area of the Building, then Tenant shall pay to Landlord, as additional rent, its proportionate share of the amount of such excess (i.e, the same proportion of such excess as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building). Payments by Tenant on account of such excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to such excess for each calendar year during the Term.

     Not later than ninety (90) days after the end of the first full calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to the Building. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.8 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.8 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

2.9 Notwithstanding the provisions of Section 2.6, 2.6.1 and Section 2.7 of this Lease, Tenant's obligation to make payments for escalations of Operating Expenses and real estate taxes in regard to the Premises shall be to the extent, and only to the extent, that the total of Landlord's Tax Expenses Allocable to the Premises and Operating Cost Expenses Allocable to the Premises exceed the greater of (i) $5.50 per year per square foot of Rentable Floor Area of the Premises or (ii) the sum of the Base Operating Expenses Allocable to the Premises and the Base Taxes Allocable to the Premises.


                                   ARTICLE III

                                  CONSTRUCTION

3.1 TENANT'S PLANS AND TENANT PLAN EXCESS COSTS. (A) Landlord shall prepare, at its sole cost and expense, working drawings from the revised preliminary space plan which has been approved by Tenant. At least five (5) days prior to the Tenant Plan Approval Date, Landlord shall submit the working drawings (herein called "Tenant Plans") to Tenant for its approval and Tenant shall approve Tenant's Plans on or before the Tenant Plan Approval Date. As soon as practicable after the approval of Tenant's Plans, Landlord shall furnish to Tenant in writing a statement of all costs of construction work and material necessary to complete construction in accordance with Tenant's Plans which are not covered by the Tenant Improvements referred to in Exhibit C, which statement shall be the lowest cost of three (3) competitive bids where appropriate with respect to work not shown on Exhibit C. The cost of such work shall be the subcontractor cost of such work plus fifteen percent (15%) for general conditions, overhead and fee. To the extent such costs exceed the cost of the Tenant Improvements set forth in Exhibit C, such excess cost are hereinafter referred to as "Tenant Plan Excess Costs". Tenant shall notify Landlord in writing, within three
     (3) days of receipt by Tenant of Landlord's notification of Tenant Plan Excess Costs, of either its approval thereof and its authorization to Landlord to proceed with construction in accordance with Tenant's Plans or of any changes in Tenant's Plans. In the event of any such changes, Landlord shall, as soon as practicable after Landlord obtains price quotations for any changes in Tenant's Plans, quote to Tenant all changes in Tenant Plan Excess Costs resulting from said changes. Tenant shall, within three (3) days following the date of receipt from Landlord of Landlord's revised quotation of Tenant Plan Excess Costs give authorization to Landlord to proceed with proceed with the construction in accordance with Tenant's Plans as modified.

      (B) To the extent, if any, that Tenant Plan Excess Costs exceed Tenant's special allowance as provided for in Section 3.1.1 hereof, Tenant shall reimburse Landlord, as Additional Rent, for Tenant Plan Excess Costs as follows: during said construction work Landlord may, on or about the first day of each month, deliver to Tenant a statement showing the proportion of Tenant Plan Excess Costs allocable to the previous month's work. Tenant shall pay to Landlord as Additional Rent eighty-five percent (85%) of the amount specified in each such statement within ten (10) days after receipt of such statement. Final payment by Tenant to Landlord shall be made ten
      (10) days after the work is completed and accepted by Tenant as being constructed in accordance with the requirements of this Lease. Tenant shall, if requested by Landlord, execute a work letter confirming the amount of Tenant Plan Excess Costs prior to the time Landlord shall be required to commence work.

3.1.1 Landlord shall provide to Tenant a special allowance of One Hundred Fifty Thousand Dollars ($150,000.00) to be used and applied by Tenant on account of any Tenant Plan Excess Costs. Any unused portion of said allowance may be, at Tenant's option, used to pay for Tenant's move related expenses, including the cost of the physical move, custom furnishing and decor items for the reception area, or credited against Annual Fixed Rent due from Tenant after the Commencement Date.

3.1.2 On or prior to the Date of this Lease, Landlord shall deposit the sum of One Million Dollars ($1,000,000.00) (the "Improvement Cost Deposit") into Landlord's bank account for the Complex. Landlord shall draw upon such Improvement Cost Deposit to pay for the cost of improvements required to be performed by Landlord in the Premises by Section 3.1 of this Lease and Landlord shall not draw upon such Improvement Cost Deposit for any other purpose until such improvements are completed in accordance with the requirements of this Lease.

3.2   Landlord agrees to use due diligence to complete the work described in
      Section 3.1 on or before the Scheduled Term Commencement Date. Landlord shall not be required to install any improvements which are not in conformity with the plans and specifications for the Building or which are not approved by Landlord's architect. In case of delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control (collectively, "Landlord's Force Majeure"), the Scheduled Term Commencement Date shall be extended for the period of such delays. The Premises shall be "Substantially Complete" on the date on which Landlord obtains (a) a certificate from Add Inc. (or such other architect as may have replaced Add Inc. in providing design services for the Premises) that the work described in Section 3.1, together with common facilities for access and service to the Premises, has been substantially completed except for (i) items of work and adjustment of equipment and fixtures which can be completed after occupancy thereof has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and (ii) items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation, provided that the absence of such items shall not substantially interfere with Tenant's use of the Premises ("long lead" items) and (b) a certificate of occupancy, temporary or permanent, issued by applicable governmental authority permitting occupancy of the Premises by Tenant. Landlord shall complete as soon as conditions practically permit the punch list items and the long lead items and Tenant shall not use the Premises in such manner as will increase the cost of completion. Landlord shall permit Tenant access for installing furnishings in portions of the Premises when it can be done without material interference with remaining work.

     If, however, the Premises are not Substantially Complete (excluding punch list items and long lead items) on or before the Outside Completion Date (which date shall be extended automatically for such periods of time up to one hundred eighty (180) days in the aggregate as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure or any act or failure to act of Tenant which interferes with Landlord's construction of the Premises, without limiting Landlord's other rights on account thereof), until Landlord shall so Substantially Complete the Premises Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire so to do; and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days after Landlord's receipt of Tenant's notice Landlord substantially completes the work to be performed by Landlord under Section
     3.1 (except for punch list items and long lead items) and such right of termination shall be Tenant's sole and exclusive remedy at law or in equity or otherwise for Landlord's failure so to complete such work within such time.

     Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the work in installing telephones and other communications equipment or systems) shall delay commencement of the Term or the obligation to pay rent.

3.3 This Section 3.3 shall apply before and during the Term. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which
     (a) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) will delay completion of the Premises or Building, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination without expense to Landlord. All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord as an additional insured and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as additional rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by Tenant.

3.4 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying. Except as otherwise provided in Article IV, the work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Uses, except for items which are then uncompleted (including punch list items and long lead items) and as to which Tenant shall have given notice to Landlord prior to such date.

3.5 Provided that (i) no Event of Default then exists and (ii) this Lease is in full force and effect, after the expiration of this sixtieth (60th) month of the Lease Term (not including any partial month following the Commencement Date), Landlord, at Landlord's expenses, shall repaint the Premises and recarpet the common areas and high traffic areas of the Premises as reasonably required using materials substantially similar in quality and cost to those used by Landlord for Landlord's work performed pursuant to Section 3.2.


                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1   Landlord covenants:

4.1.1 To furnish services, utilities, facilities and supplies set forth in Exhibit D equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.1.3 Subject to the escalation provisions of Section 2.6 and except as otherwise provided in Article VI, (i) to make such repairs to the electrical, plumbing, mechanical, fire protection, heating, ventilating and air conditioning systems of the Building, roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.1.4 To provide and install, at Landlord's expense, letters or numerals on the entrance doors to the Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

4.2 Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of Landlord's Force Majeure, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof.

      Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

4.3 Landlord represents to Tenant that as of the Date of this Lease, to Landlord's actual knowledge and belief, the Building, the Premises or the Complex do not violate any environmental laws, rules or regulations applicable as of the Date of this Lease.

                                    ARTICLE V

                               TENANT'S COVENANTS

     Tenant covenants during the term and such further time as Tenant occupies any part of the Premises:

5.1 To pay when due all fixed rent and additional rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit D) and, further, as additional rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2 Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's independent contractors, Tenant's employees or Tenant's invitees.

5.3 Continuously from the commencement of the Term, to use and occupy the Premises for the Permitted Uses only, and not to injure or deface the Premises, Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building. Further, Tenant shall not nor shall Tenant permit its employees, invitees or contractors to engage in any activity which may produce a hazardous material, waste or substance, or keep or maintain any substance which is or may hereafter be classified a hazardous material, waste or substance under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq, 42 U.S.C. Section 9601 et seq, 42 U.S.C. Section 2601 et seq, 49 U.S.C. Section 1802 et seq and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time and, further, Tenant shall comply and shall cause its employees, invitees, agents and contractors to comply with each of the foregoing.

5.4 Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6 Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the provisions of Section 5.6 above and the provisions of
      Section 5.6.3 and 5.6.4 below, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, or to any affiliated entity controlling, controlled by or under common control with Tenant. Any such assignment or subletting shall be subject to the provisions of Section
      5.6.2 and Section 5.6.5 below.

5.6.2 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the Premises, Tenant shall notify Landlord thereof in writing, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) except in the case of a proposed assignment or subletting pursuant to Section 5.6.1, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.3 below (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made,
      (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.1, such information as may be necessary for Landlord to determine that such proposed assignment or subletting complies with the requirements of
      Section 5.6.1, and (e) except in the case of a proposed assignment or subletting pursuant to Section 5.6.1, all other information necessary to make the determination referred to in Section 5.6.3 below.

      If Landlord shall consent to the proposed assignment or subletting or in the case of a proposed assignment of subletting pursuant to Section 5.6.1 Landlord shall determine that the proposed assignment or subletting complies with the requirements of Section 5.6.1, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred-twenty (120) days after the date of

      Landlord's consent, the consent shall be deemed null and void and the provisions of Sections 5.6.2-5.6.5 shall be applicable.

5.6.3 Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.4 and
      5.6.5 for a period of one hundred twenty (120) days after the receipt of Tenant's notice referred to in Section 5.6.2, Tenant shall have the right to assign this Lease or sublet the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.2 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

          (a) the operations of the proposed assignee or subtenant are not consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental agency), or

          (b) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

          (c) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

          (d)  there shall be existing an Event of Default (defined in Section
               7.1)

          (e) in the case of a proposed subletting, the proposed location of the subtenant's premises would negatively impact the Building management or the configuration of the remainder of the Premises or the Building.

5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease

      Profits" (hereinafter defined), if any, shall be paid to Landlord.

      The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and additional rent and other charges provided in this Lease. The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances).

      All payments of the Assignment/Sublease Profits due Landlord shall be made within thirty (30) days of receipt of same by Tenant.

5.6.5 (A) It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under
      Section 5.6.3 above, that the assignee or sublessee agrees directly with Landlord, in form reasonably satisfactory to Landlord, to be bound by all the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound) including the provisions of Sections
      5.6 through 5.6.5 hereof, but such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder, and Tenant shall remain fully and primarily liable thereof.

      (B) As additional rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

      (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved and Tenant shall have no obligation to make payment for such amount collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.5 hereof, or of the obligation to payment for other or future amounts due under this Lease, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

     (D) The consent by Landlord to an assignment or subletting under Section
     5.6.3 shall in no way be construed to relieve Tenant from obtaining the express consent in writing to Landlord to any further assignment or subletting.

5.7 To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claim, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain in responsible companies qualified to do business, and in good standing, in Massachusetts commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement covering the Premises insuring Landlord (as an additional insured) as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by Landlord, and workmen's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance bearing the endorsement that the policies will not be cancelled until after thirty (30) days' written notice to Landlord.

5.8 That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, provided that this limitation shall not apply to damage to the extent caused by Landlord's negligence, and provided further that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

5.9 To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10 Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 To pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.

                                   ARTICLE VI

                              CASUALTY AND TAKING

6.1 In case during the Lease Term the Building or the Site are damaged by fire or other casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty
     (150) days from the time that repair work would commence, Landlord or Tenant may, at either party's election, terminate this Lease by notice given to the other party within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by such notice shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

     Unless terminated pursuant to the foregoing provision, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

     If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding any furniture, fixtures or equipment of Tenant, or any other items installed, or paid for, by Tenant) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

6.2 Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety
     (90) days from the time that repair work would commence, Landlord or Tenant may, at either party's election, terminate the Term of this Lease by notice to the other party given within thirty (30) days after such loss. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees, after the determination of the net amount of condemnation proceeds available to Landlord, to use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding any furniture, fixtures or equipment of Tenant, or any other items installed or paid for by Tenant). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds.

     If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the

     Premises, the Building, the Complex and the Site and the leasehold hereby, created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Except as provided in the next paragraph, Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

     Subject to the rights of any mortgagee of the Building, the Site or the Complex, nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses.

                                  ARTICLE VII

                                    DEFAULT

7.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

          (i) Tenant shall fail to pay the fixed rent, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for seven (7) days after notice from Landlord thereof, or

          (ii) Landlord having rightfully given the notice specified in subdivision (a) above three (3) times in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, additional rent or other charges on or before the date on which the same become due and payable, or,

          (iii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
                (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iv) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (v) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (vi) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive)--

     then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

     (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, re-enter the Premises pursuant to summary proceedings instituted in accordance with applicable laws or an agreement with Tenant (provided that no such proceedings or agreement shall be required for such entry if Tenant shall vacate or abandon the Premises), and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

     (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by Landlord after reletting shall first be applied against such Landlord's reasonable expenses, until the same are recovered, and until such recovery, tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

     (d) (i) At any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, Tenant shall pay to Landlord as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

     (d) (ii) For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

     (e) In case of any Event of Default, and Tenant shall be dispossessed by summary proceedings or pursuant to or an agreement with Landlord or Tenant shall vacate or abandon the Premises, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers reasonably advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed in accordance with the provisions of this Lease, or in the event of Landlord obtaining possession of the Premises in accordance with the provisions of this Lease, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2 Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

8.1 Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall invalidate or increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent thereunder.

8.2 Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

     No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term subject to the terms of this Lease, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant or without hindrance or ejection due to Landlord's failure to comply with the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

     Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee, to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

8.5 After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or
     Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6 With reference to any assignment by Landlord or Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

          (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

          (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

               In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations under this Lease and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section
     1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld or delayed) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

     (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section
     1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection first approved by Tenant (which approval shall not be unreasonably withheld or delayed) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker, if any, designated in Section 1.1 hereof.

8.9 If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be hand delivered (provided the delivery service provides a delivery receipt) or sent by registered or certified mail postage prepaid:

          If intended for Landlord, addressed to Landlord at the address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: General Counsel.

          If intended for Tenant, addressed to Tenant at the address set forth on the second page of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

     All such notices shall be effective when received provided that the same are not refused (in which case, the date such notice is first attempted to be delivered shall be the effective date).

     Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

8.13 Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request, subject to the receipt of such instruments of recognition from such mortgage as Tenant may reasonably request.

     Concurrently with the execution of this Lease, Landlord and Tenant shall execute a Nondisturbance, Attornment and Subordination Agreement in the form attached hereto as Exhibit I and thereafter Landlord shall cause the mortgagee of the Complex as of the Date of this Lease to execute such Agreement and Landlord shall deliver a fully executed counterpart original thereof to Tenant. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

8.16 Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by Tenant pursuant to this Section
     8.16 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises.

8.17 If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any reasonable payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half percentage points over the then prevailing prime rate in Boston as set by The

     First National Bank of Boston) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at one hundred fifty percent (150%) of the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss.
     Each party not withstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 Tenant agrees that the security deposit specified in Section 1.1 shall be paid to Meredith & Grew, Inc. upon execution and delivery of this Lease, and that Meredith & Grew, Inc. shall hold the same for the benefit of Landlord, throughout the term of this Lease (including the Extended Term(s), if applicable), subject to returning such deposit to Tenant as provided in this Section 8.20, as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Upon receipt of notice from Landlord from time to time that Landlord is entitled to apply such deposit or a part thereof to Landlord's damages arising from a default of Tenant, Meredith & Grew, Inc. shall promptly deliver to Landlord the amount specified in Landlord's notice, and Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such funds from such deposit delivered by Meredith & Grew, Inc. to Landlord's damages arising from any default on the part of Tenant. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Meredith & Grew, Inc.

     in an amount sufficient to restore such deposit to the full amount stated in Section 1.1. Tenant not then being in default, Meredith & Grew, Inc. shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.20, to Tenant on the expiration or earlier termination of the term of this Lease and surrender possession of the Premises by Tenant to Landlord at such time. While Meredith & Grew, Inc. holds such deposit, such deposit shall be placed in a bank insured by the Federal Deposit Insurance Corporation and the outstanding amount of such deposit shall earn interest at prevailing money market rates and on each anniversary of the Commencement Date, if no Event of Default exists, Meredith & Grew, Inc. shall pay to Tenant such interest earned on such deposit during the prior one year period. Meredith & Grew, Inc. shall not commingle such deposit with other funds. If Landlord conveys Landlord's interest under this Lease, at Landlord's direction, the deposit, or any part thereof not previously applied, may be turned over by Meredith & Grew, Inc. to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 8.20, and the return thereof in accordance herewith.

     Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

     Provided (i) that no Event of Default then exists and (ii) Landlord has not previously applied such deposit or any portion thereof in accordance with the terms of this Section 8.20, Meredith & Grew, Inc. shall return the outstanding amount of such deposit to Tenant upon the first to occur of (i) the first day of the sixty-first (61st) month of the Lease Term (not including any partial month following the Commencement Date) or (ii) seven
     (7) days prior to date of the filing of a registration statement with the Securities and Exchange Commission for the first public offering of stock of Tenant, provided Tenant has given both Landlord and Meredith & Grew, Inc. notice of such offering at least fourteen (14) days prior to the date thereof.

8.21 Landlord shall, at its own expense, provide a sign at the driveway entrance illuminated with indirect lighting and an interior lobby directory which identifies the address and Building as the corporate headquarters of Tenant and a sign at the Building entrance with Tenant's name. All of such signage shall be of a size and design and placed in a location mutually agreeable to Landlord and Tenant. The right to corporate signage provided under this Section 8.21 is specifically for PAREXEL International Corporation, provided that if PAREXEL International Corporation agrees to forego its right to corporate signage pursuant to this Section 8.21, such right shall pass to an assignee of PAREXEL International Corporation's interest as Tenant under this Lease or to a sublessee of PAREXEL International Corporation of more than 35,000 square feet of rentable floor area of the Premises pursuant to the terms of Sections 5.6 through 5.6.5 of this Lease, but such right shall not pass to any such sublessee of 35,000 square feet of rentable floor area or less of the Premises. Further, at the expiration of the Term of this Lease as it may be extended, and also in the case of a subletting of more than fifty percent (50%) or more of the Rentable Area of the Premises in the aggregate, Landlord shall have the right to remove the signage provided to Tenant hereunder. Landlord's obligation to provide such driveway sign and such exterior Building sign shall be subject to the applicable provisions of the City of Waltham Zoning Code and any other applicable laws and regulations and to Landlord obtaining all necessary permits and approvals, provided that Landlord shall use best efforts to obtain such permits and approvals. Landlord shall not grant any other tenant in the Building the right to have signage at driveway entrance or on the exterior of the Building.

8.22 Landlord shall construct a storage area for Tenant's exclusive use containing 400 square feet of floor area in that portion of the basement of the Building shown on Exhibit H attached hereto ("Tenant's Storage
     Space"). Tenant shall pay rent ("Storage Space Rent") for Tenant's Storage Space at the monthly rate of Two Hundred Sixty-Six and 67/100 Dollars ($266.67). Storage Space Rent shall be payable monthly in advance in the same manner as provided in Section 2.5 with respect to Annual Fixed Rent. Tenant's Storage Space shall be considered a portion of the Premises and shall be subject to the terms and provisions of this Lease except for Sections 2.5, 2.6, 2.6.1, 2.7, 2.8, 2.9, 3.1, 3.1.1, 3.2, 3.5, 4.1.1 and
     Exhibit D. Landlord's only obligation to provide services to Tenant's Storage Space shall be to provide lighting. Tenant hereby acknowledges that no heating, air conditioning or any service other than lighting shall be provided to Tenant's Storage Space.

8.23 As of the date of this Lease, Tenant also leases space at One Alewife Place, Cambridge, Massachusetts, and 20 Williams Street, Wellesley, Massachusetts. In order to provide compensation for Tenant's continuing obligations under such other leases, Landlord agrees to make the monthly payments ("Other Lease Compensation Payments") to Tenant at the following rates, provided that as of the date any Other Lease Compensation Payment is due, (i) no Event of Default exists under this Lease and (ii) this Lease is still in full force and effect:

          (a) during the first seventeen (17) months of the Lease Term (not including any partial month immediately following the Commencement Date) at the rate of $71,350.00 per month;

          (b)  during the eighteenth (18th) month through the twenty-second
               (22nd) month of the Lease Term (not including any partial month immediately following the Commencement Date) at the rate of $36,890.00 per month; and

          (c) during the twenty-third (23rd) month of the Lease Term (not including any partial month immediately following the Commencement Date) at the rate of $28,405.30 per month.

     Other Lease Compensation Payments shall be due on the first day of the month and payment shall be made to the order of Tenant at the Premises, unless Tenant shall designate a different location by notice to Landlord. At Tenant's option, exercised by notice to Landlord, Tenant may deduct any Other Lease Compensation Payment which is payable for a particular month by Landlord in accordance with the terms of this Section 8.23 from Tenant's payment to Landlord for Annual Fixed Rent for such month.

8.24 (A) Subject to the provisions set forth in subparagraphs (B), (C) and (D) below, Landlord agrees that if at any time (i) Landlord shall decide to offer the Complex for sale ("Landlord's Offer"), then Landlord shall first give notice thereof to Tenant. Said notice shall contain all of the terms and conditions of Landlord's Offer (herein called "Landlord's Submitted Offer").

     (B) Tenant shall have the right, to be exercised within thirty (30) business days after its receipt of Landlord's Submitted Offer ("Tenant's Acceptance Period"), to accept Landlord's Submitted Offer and to enter into a purchase and sale agreement with Landlord for the Complex within Tenant's Acceptance Period which shall include tendering to Landlord (a) the deposit specified in Landlord's Submitted Offer and (b) appropriate corporate votes evidencing the authority of Tenant to enter into the transaction. If Tenant shall duly and timely comply with the foregoing, then Landlord shall execute both counterparts of Landlord's purchase and sale agreement and shall return one (1) fully executed counterpart to Tenant. Thereafter, such sale shall be carried out in accordance with said executed purchase and sale agreement.

     (C) If at the expiration of Tenant's Acceptance Period Tenant has not accepted Landlord's Submitted Offer and entered into a purchase and sale agreement for the Complex and complied with the provisions of subparagraph
     (B) above, time being of the essence in respect to all of the same, Landlord shall be free for a period of eighteen (18) months after the expiration of Tenant's Acceptance Period to offer and sell, or to receive and obtain an offer and to sell, the Complex to any other person, firm, entity or business organization on terms and conditions upon terms no more favorable to Landlord than contained in Landlord's Submitted Offer without offering Landlord's interest in the Complex to Tenant.

     (D) Notwithstanding anything to the contrary contained in the Lease (including without limitation the provisions of subparagraph (A) above), Tenant's right of first offer and all of Tenant's other rights under this
     Section 8.24 shall be of no force and effect, shall automatically terminate and shall be deemed null and void (i) upon the occurrence of an Event of Default under this Lease, or (ii) if this Lease shall no longer be in full force and effect or (iii) if Tenant shall have sublet more than forty percent (40%) of the Rentable Floor Area of the Premises in the aggregate (not including any subleasing under Section 5.6.1). Further, notwithstanding anything to the contrary contained in this Lease (including without limitation the provisions of subparagraph (A) above), Tenant's right of first offer and all of Tenant's other rights under this Section
     8.24 shall be subject and subordinate to the provisions of (i) any leases of all or any portion of the Complex, (ii) rights of tenants under such leases except for any right to purchase the Complex superior to the right of Tenant under this Section 8.24 (such leases and the rights contained therein being herein called the "Subject Leases") and (iii) to any mortgage now or hereafter placed upon or affecting the Complex or any portion thereof and to any renewals, extensions, replacements and modifications of any such mortgage. Further, (i) Tenant's right of first offer and all of Tenant's other rights under this Section 8.24 shall not be applicable to any foreclosure or similar action under any mortgage or any deed in lieu of foreclosure or other action and (ii) upon any foreclosure or other similar action under any mortgage or deed in lieu of foreclosure or other action, Tenant's right of first offer and all of Tenant's other rights under this
     Section 8.24 shall automatically cease and terminate. In addition, Tenant's right of first offer and all of Tenant's other rights under this Section
     8.24 shall not be applicable in the case of (i) a so-called "sale and leaseback financing" between Landlord, as borrower, and any lender which involves a sale to such lender of any portion or portions (or all) of Landlord's interest in the Premises together with a simultaneous leasing back thereof by the lender, as landlord, to Landlord and/or affiliates of Landlord, as tenant or (ii) any transaction with a lender for the purposes of financing or refinancing the Complex or Landlord's interest therein in which the lender receives or may receive an equity participation or other ownership interest in the Complex, in Landlord's interest therein and/or in the building(s) built or to be built thereon and/or in the rents, income and/or profits therefrom.

8.25 By written notice ("Tenant's First Termination Opportunity Notice") given by Tenant to Landlord at any time on or before the last day of the sixty-sixth (66th) month of the Lease Term (not including the partial month, if any, immediately following the Commencement Date), Tenant may elect to cancel and terminate this Lease ("Tenant's First Termination Option") effective on the first day of the seventy-ninth (79th) month of the Lease Term (not including the partial month, if any, immediately following the Commencement Date) (the "First Early Termination Date") but not before or after said date (except as provided below with respect to Tenant's Second Termination Option) or by written notice ("Tenant's Second Termination Opportunity Notice") given by Tenant to Landlord at any time on or before the last day of the seventy-eighth (78th) month of the Lease Term (not including the partial month, if any, immediately following the Commencement Date), Tenant may elect to cancel and terminate this Lease ("Tenant's Second Termination Option") effective as of the first day of the ninetieth (90th) month of the Lease Term (not including the partial month, if any, immediately following the Commencement Date) (the "Second Early Termination Date"), but not before or after such date (except as provided above with respect to Tenant's First Termination Option); provided, however, that as a condition precedent to such cancellation and termination pursuant to either Tenant's First Termination Option or Tenant's Second Termination Option, Tenant must deliver to Landlord together with the applicable Termination Opportunity Notice good funds in an amount equal to Eight Hundred Sixty-Seven Thousand Dollars ($867,000.00) (the "Nonrefundable Termination Payment") and on the day that Tenant gives such Termination Notice Tenant must deliver to Meredith & Grew, Inc. additional good funds in the amount of Four Hundred Thirty- Three Thousand Dollars ($433,000.00) (the "Refundable Termination Payment") (the Nonrefundable Termination Payment and the Refundable Termination Payment being collectively hereinafter referred to as the "Termination Payment"), and provided further that notwithstanding such termination and as a further condition precedent thereto, (i) Tenant shall pay to Landlord on a timely basis all Annual Fixed Rent, Tenant's share of operating costs, taxes and electricity, and other additional rent and other amounts due from Tenant (including, but not limited to, all past due amounts thereof) through the applicable Early

     Termination Date, (it being acknowledged and agreed that the Termination payment is in addition to such amounts and no credit shall be given towards the payment of such amount on account of the payment of the Termination Payment) and (ii) there shall be no "Event of Default" (as defined in
     Section 7.1) on either the date Tenant gives the applicable Termination Opportunity Notice or on the applicable Early Termination Date, and if such termination shall be null and void and of no force and effect because of either (i) or (ii) above, within seven (7) days after the event which so nullifies such termination, Landlord shall return the Nonrefundable Termination Payment to Tenant and Meredith & Grew, Inc. shall return the Refundable Termination Payment to Tenant. In the event that Tenant's share of such operating costs, taxes and electricity, and such other additional rent and other amounts due through the applicable Early Termination Date is not finally determined as of the giving of the applicable Termination Opportunity Notice, Tenant shall make payment on account as reasonably estimated by Landlord if so requested by Landlord and in any event Tenant shall make final payment of amounts due through the applicable Early Termination Date within thirty (30) days after final billing therefor by Landlord. In the event of overpayment by Tenant, Landlord shall refund such overpayment to Tenant within a reasonable period of time not to exceed thirty (30) days. Further, on the applicable Early Termination Date, Tenant shall quit and vacate the Premises and surrender the same in the condition required by the applicable provisions of this Lease. The obligation of Tenant set forth in this Section 8.25 shall survive the termination of this Lease hereunder. If Tenant shall not give to Landlord Tenant's First Termination Opportunity Notice as provided in this Section 8.25 (time being of the essence), Tenant's First Termination Option shall be null and void, if Tenant shall not give Tenant's Second Termination Opportunity Notice as provided in this Section 8.25 (time being of the essence), Tenant's Second Termination Option shall be null and void, and if Tenant shall give neither Tenant's First Termination Opportunity Notice nor Tenant's Second Termination Opportunity Notice as provided in this Section
     8.25 (time being of the essence), the provision of this Section 8.25 shall be null and void.

     If Tenant shall exercise either Tenant's First Termination Option or Tenant's Second Termination Option and (a) if, on or before the applicable Early Termination Date, Tenant shall deliver to Landlord a lease (the "Other Lease") executed by Tenant and the owner of another building for space to be delivered to Tenant on or before the applicable Early Termination Date which space is of a size at least equal to one hundred ten percent (110%) of the combined rentable floor area of the First Floor Premises, the Second Floor Premises, Third Floor Premises A, Third Floor

     Premises B and any additional space in the Building which Tenant has the opportunity to add to the Premises pursuant to Sections 2.1.1, 2.1.1.1,
     2.1.2 and 2.1.3 or otherwise (collectively, the "Available Space") on or before the Early Termination Date, within seven (7) days after Tenant shall so deliver the Other Lease to Landlord, Meredith & Grew, Inc. shall deliver the Refundable Termination Payment together with all interest earned thereon to Tenant, and Landlord shall have no right to receive such Refundable Termination Payment or any portion thereof, or (b) if the terms of (a) are not applicable, within seven (7) days after the applicable Early Termination Date, Meredith & Grew, Inc. shall deliver the Refundable Termination Payment together with all interest earned thereon to Landlord, and Tenant shall have no right to receive such Refundable Termination Payment or any portion thereof; provided, however, in the case of either
     (a) or (b) Landlord shall retain the Nonrefundable Termination Payment and Tenant shall have no right to receive the Nonrefundable Termination Payment or any portion thereof. While Meredith & Grew, Inc. holds the Refundable Termination Payment pursuant to this Section 8.25, the Refundable Termination Payment shall be placed in a bank insured by the Federal Deposit Insurance Corporation in an account which earns money market interest rates. Meredith & Grew, Inc. shall not commingle the Refundable Termination Payment with other funds.

8.26 Landlord shall construct a food service facility in the Building for use by tenants in the Building and their visitors, which facility shall be operational on or before the Commencement Date of this Lease.

8.27 Meredith & Grew, Inc. joins into this Lease solely for the purposes of agreeing to be bound by and comply with the terms of Section 8.20, Section
     8.25 and this Section 8.27. Any notice to Meredith & Grew, Inc. shall be given in the same manner and shall be subject to the terms of Section 8.12 except that Meredith & Grew, Inc.'s address for notice purposes shall be the address set forth in Section 1.2, or such other address as may be specified by Meredith & Grew, Inc. to both Landlord and Tenant by notice given in accordance with said Section 8.12.

8.28 This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

     EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                                               LANDLORD:

                                               200 WEST STREET LIMITED
                                               PARTNERSHIP, A MASSACHUSETTS
                                               LIMITED PARTNERSHIP

                                               BY:  BP WEST STREET ASSOCIATES
                                                    LIMITED PARTNERSHIP, ITS
                                                    SOLE GENERAL PARTNER

                                                    BY:  BP WEST STREET
                                                         GENERAL ASSOCIATES,
                                                         ITS SOLE GENERAL
                                                         PARTNER


WITNESSES:

/s/ illegible signature                             By /s/ Mortimer B. Zuckerman
---------------------------------                     --------------------------
                                                       MORTIMER B. ZUCKERMAN
                                                       PARTNER


/s/ Kate Boynton                                    By /s/ Edward H. Linde
---------------------------------                     --------------------------
                                                       EDWARD H. LINDE
                                                       PARTNER



                                               TENANT:
                                               PAREXEL INTERNATIONAL
                                               CORPORATION


                                               By /s/ William R. Lean, Jr.
                                                 -------------------------------
                                               Name William R. Lean, Jr.
                                                   -----------------------------
                                               Title PRESIDENT - U.S. OPERATIONS
                                                    ----------------------------
                                                     (OR VICE PRESIDENT
                                                    ----------------------------
                                                     HERETO DULY AUTHORIZED

                     (signatures continue on the next page)

ATTEST:

-----------------------------------
Name William J. Murphy                            By /s/ Josef von Rickenbach
    -------------------------------                 ----------------------------
Title Secretary                                   Name Josef von Rickenbach
     ------------------------------                   --------------------------
     (Assistant Secretary)                        Title TREASURER
                                                       -------------------------
                                                        OR ASSISTANT TREASURER
                                                       -------------------------
                                                        HERETO DULY AUTHORIZED


                                                  MEREDITH & GREW, INC. HEREBY
                                                  JOINTS INTO THIS LEASE SOLELY
                                                  FOR THE PURPOSES OF SECTIONS
                                                  8.20, 8.25 and 8.27.


                                                  MEREDITH & GREW, INC.


                                                  By /s/ David L. Pergola
                                                    ----------------------------
                                                  Name David L. Pergola
                                                      --------------------------
                                                  Title Senior Vice President
                                                       -------------------------
                                                        HERETO DULY AUTHORIZED


ATTESTT:

/s/ Paul S. Gooduf
-----------------------------------
Name Paul S. Gooduf                               By /s/ Paul S. Gooduf
    -------------------------------                 ----------------------------
     Clerk                                        Name Paul S. Gooduf
    -------------------------------                   --------------------------
    (Assistant Secretary)                         Title TREASURER
                                                       -------------------------
                                                        (OR ASSISTANT TREASURER
                                                       -------------------------
                                                        HERETO DULY AUTHORIZED

                                                       (CORPORATE SEAL)

                                   EXHIBIT A

     That certain parcel of land (together with the buildings and improvements thereon) situated in Waltham, Middlesex County, Massachusetts shown on a plan entitled "Plan of Land in Waltham, Mass.", by Somerville Engineering Inc., dated March 11, 1986, and revised by Design State Survey, Inc., on January 10, 1989, which plan is recorded with the Middlesex South District Registry of Deeds as Plan No. 157 of 1989. Said parcel of land is more particularly bounded and described according to said plan as follows:

     Beginning at a point, said point being the intersection of the westerly sideline of West Street and the Town Line of Waltham and Weston, thence running;

               N 66-09-40 W             along the Town Line one
                                        thousand one hundred eleven and
                                        93/100 (1,111.93) feet to a
                                        point, thence turning and
                                        running;

               N 37-53-43 E             ninety-three and 3/100 (93.03)
                                        feet to a point, thence turning
                                        and running;

               N 35-23-43 E             sixty and 10/100 (60.10) feet
                                        to a point, thence turning and
                                        running;

               N 70-48-43 E             twenty-seven and 90/100 (27.90)
                                        feet to a point, thence turning
                                        and running;

               N 79-00-43 E             forty-eight and 50/100 (48.50)
                                        feet to a point, thence turning
                                        and running;

               S 86-45-17 E             forty-four and 50/100 (44.50)
                                        feet to a point, thence turning
                                        and running;

               N 07-29-43 E             one hundred eleven and 50/100
                                        (111.50) feet to a point,
                                        thence turning and running;

               S 67-09-04 E             two hundred eighty-two and
                                        49/100 (282.49) feet to a
                                        point, thence turning and
                                        running;

               S 66-55-03 E             six hundred seven and 64/100
                                        (607.64) feet to a point,
                                        thence turning and running;

               Southeasterly            along the westerly sideline of
                                        West Street, on a curve to the
                                        left, having a radius of five
                                        hundred sixty (560.00) feet, an
                                        arc length of six and 16/10
                                        (6.16) feet to a point, thence
                                        turning and running;

               S 11-52-19 E             along the westerly sideline of
                                        West Street, one hundred fifty-
                                        four and 2/100 (154.02) feet to
                                        a point, thence turning and
                                        running;

               Southwesterly            along the westerly sideline of
                                        West Street, on a curve to the
                                        right, having a radius of two
                                        hundred (200.00) feet, an arc
                                        length of one hundred seventy
                                        and 23/100 (170.23) feet to a
                                        point, thence turning and
                                        running;

               S 36-53-58 W             along the westerly sideline of
                                        West Street forty and 45/100
                                        (40.45) feet to the point of
                                        beginning.

     Said parcel contains three hundred thirty-three thousand two hundred ninety-four (333,294) square feet according to said plan.

     Being the same premises in Waltham, Middlesex County, Massachusetts as follows: (i) Lot B as shown on the "Brooks Plan" (hereinafter defined), which Lot B is more particularly described in a Deed to the Grantor recorded with Middlesex South Deeds in Book 13553, Page 305, AND (ii) Lot C as shown on the Brooks Plan, which Lot C is more particularly described in a Deed to the Grantor recorded with the Middlesex South Deeds in Book 13553, Page 309, AND (iii) the lot containing "1.09 Acres +/-" as shown on the "Pressey Plan" (hereinafter defined) EXCLUDING, HOWEVER, the parcel containing ".04 Acres +/-" as shown on the Pressey Plan. The "Brooks Plan" is that certain "Plan of Land in Weston and Waltham, Mass." by Everett M. Brooks Co., Civil Engineers dated August 6, 1970 recorded with Middlesex South Deeds in Book 12132, Page 64. The "Pressey Plan" is that certain "Plan of Land in Waltham and Weston" dated February 5, 1963 by Raymond C. Pressey, Inc. Registered Land Surveyors recorded with Middlesex South Deeds as Plan No. 945 of 1963 in Book 10301, Page 315.

                                  EXHIBIT A-1

                                   SITE PLAN


                                  [SITE PLAN]

                       PAREXEL INTERNATIONAL CORPORATION
                                  EXHIBIT A-1
                                   SITE PLAN


                                   EXHIBIT A-1

                                   EXHIBIT B

                    195 WEST STREET, WALTHAM, MASSACHUSETTS
                  TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1. Floor plan indicating location of partitions and doors (details required of partition and door types).

2.   Location of standard electrical convenience outlets and telephone outlets.

3. Location and details of special electrical outlets (e.g., Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6. Location and heat load in BTU/hr. of all special air conditioning and ventilating requirements.

7. Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a combined partition and live load of 70 lbs./s.f.

8. Locations and details of all plumbing fixtures, sinks, drinking fountains, etc.

9. Location and specifications of floor coverings, e.g., vinyl asbestos tile, carpet, ceramic tile, etc.

10. Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11. Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchset or locksets, closures, stops and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.  Location of any special soundproofing requirements.


                                    EXHIBIT B

15. All drawings to be uniform size (30" x 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

16. Drawing submittal shall include one sepia and one blue line print of each drawing.

(JCR256)

                                   EXHIBIT B

                                   EXHIBIT C
                              TENANT IMPROVEMENTS
                                                   80 Prospect Street
                                                   Cambridge Massachusetts 02139
                                                   617 661 0165
ADD Inc Architecture Design Development            FAX 617 661 7118

    ------------------------------------------------------------------------
                                    MODIFIED
                                  EXHIBIT C-1

                                 195 WEST STREET
                        PAREXEL INTERNATIONAL CORPORATION
                                TURN-KEY BUILDOUT

Landlord will provide a turn-key buildout of Tenant's Premises substantially in accordance with the following scope definition. The improvements will be constructed with the building standard materials described in the modified Exhibit C-2 except as noted below.

1.   PARTITIONS

     a. Private offices with ceiling high partitions: As per attached program for all offices except for (b).

     b.   Demising, slab-to-slab partitions at:

          One (1) CEO President - 275 SF
          One (1) President Office - 250 SF
          Eight (8) Vice President Offices - 200 SF each
          Board Room - 400 SF
          One (1) Conference Room - 375 SF
          Computer Room - 300 SF
          Dense File Room - 500 SF
          Five (5) Conference Rooms - 200 SF
          Kitchen, Coffee, and Dining Areas

     c.   Glass partitions at large and medium conference rooms - 30 LF total.

     d.   Ceiling high partitions as necessary for other areas including:

          1)   File Areas, Storage Rooms and Coat Closets
          2)   Copier/Mail Rooms and Supply Rooms
          3)   Work Rooms - 250 SF
          4)   Reception Area, Library, Phone Room

     e.   Glass sidelights (24") at all doors.

2. STANDARD CEILING with 2 x 2 parabolic lighting and with sprinklers to meet code requirements for light hazard occupancy.


                                                    1724 Massachusetts Avenue NW
                                       -1-          Washington DC 20036
                                                    2O2 457 O950
                                   EXHIBIT C        FAX 202 775 0446

3.   ELECTRIC

     a. Two (2) electric outlets and one (1) telephone outlet per typical office except for all offices 200 SF and larger to have three (3) electric outlets. Eight (8) duplex outlets per circuit.

     b. Power feeds to workstations as required, four (4) workstations per circuit.

     c. Tenant to provide data and telephone wiring to offices and work stations.

     d. Miscellaneous duplex outlets, as reasonable required, in all auxiliary spaces.*

4.   HVAC

     a.   Separate zone and exhaust fans for the seven conference rooms.

     b.   Direct exhaust from the kitchen and coffee areas.

     c. Sufficient HVAC to fully accommodate tenant's employees and equipment loads adequate to industry standard comfort levels.*

5.   MILLWORK

     a.   Base cabinets and wall cabinets in kitchen (10 LF).

     b.   Base cabinets and wall cabinet in coffee area (10 LF total).

     c.   Shelf and rod in coat closets.

6.   PLUMBING

     Three (3) sinks with waste and hot and cold water at kitchen and coffee areas and cold water supply to coffee makers.

7.   FLOOR FINISHES

     a.   Carpet throughout at allowance of $20/SY of installed area.

     b.   Vinyl composition tile in computer room and dense file room.

8.   STRUCTURAL REINFORCEMENT

     a.   Increase live load capacity of dense file room floor (500 SF).

9.   DOORS

     a.   Seventy (7O) doors to be equipped with locksets.

*with the exception of the computer room HVAC and electric, and heat loads and ventilation in excess of the criteria specified in Exhibit D.

ADD INC Architecture Design Development
                                   EXHIBIT C

                                    MODIFIED
                                   EXHIBIT C-2

                    195 WEST STREET, WALTHAM, MASSACHUSETTS
                      STANDARD TENANT LEASEHOLD ALLOWANCES

1.   FLOORING

     a. Floor will be carpeted with upgrade from Lees "Jupiter" carpet, glue-down installation.

     b. 4" straight vinyl base color as selected will be provided on all partitions.

2.   CEILINGS

     Ceilings will be 2'-0" x 2'-0" reveal edge textured acoustic lay-in tile. Each tile will have 1" wide cross grooves, giving the appearance of four, 12" x 12" reveal edge tiles. Ceiling will be Celotex LeBaron or equal. Ceiling height will be 8'-6".

3.   PARTITIONS

     a. Interior partitions within a premises will be 2-1/2" metal studs with one layer of 5/8" gypsum board on each side. Partition will extend from floor to underside of acoustic tile ceiling.

     b. Demising partitions and non-rated corridor partitions will be 2-1/2" metal studs with one layer of 5/8" gypsum board on each side. Both layers of drywall will extend from floor to underside of structure above, subject to requirements of the building air conditioning system and the partition will be filled with 3" compressed fiberglass sound insulation.

     c. The total lineal footage of interior partitions provided within this allowance shall be built for all spaces as per attached program.

4.   DOORS

     All doors within a single premises will be ceiling high (3'-0" x 8'-4") solid core with stain grade, red oak veneer faces, 1-3/4" thick. Door frames will be pressed metal. Hardware will include two pair of butts, one standard duty, lever handle latchset and one door stop. The number of doors provided within this allowance shall be sufficient for all spaces as per attached program.

5.   PAINTING AND WALL COVERING

     a. All wall surface shall receive primer and two coals of eggshell finish latex paint. Color selection will be made from building standard samples with not more than two colors per office. Accent colors may be used throughout space.

ADD Inc Architecture Design Development
                                    EXHIBIT C

     b. All frames within a single premises shall receive primer and two coats of semi-gloss enamel to be selected from building standard samples. All interior doors shall receive two coats of clear polyurethane.

     c. If tenant desires wall covering, it shall be furnished and installed at Tenant's expense with a credit provided for the value of the painting being eliminated.

6.   SUN CONTROL

     a.   All windows will be 1" gray insulated glass with reflective coating.

     b. All windows will have perforated P.V.C. vertical blinds. Louvredrape or equal.

7.   LIGHTING

     a. Lighting will provide 2 x 2 recessed low-brightness fluorescent lighting fixtures 9-cell Columbia P4 parabolume or equal, at a ratio to provide 55 foot candles at desktop height in all areas.

     b. Landlord will provide one single pole light switch per office, conference rooms and all auxiliary spaces.

     c.   Thirty-five (35) can lights with dimmers for conference room lighting.

8.   ELECTRIC OUTLETS

     Landlord will provide standard duplex wall outlets (120V, 15 amp), eight
     (8) outlets per circuit.

9.   TELEPHONE OUTLETS

     If required for the installation of Tenant's telephone system, Landlord will provide one wall telephone outlet per office and conference room which will consist of a back box mounted in the drywall partition with a pull string inside the partition to above the ceiling and installation of all telephone wiring, which shall meet the requirements of the Massachusetts Electrical Code and the local building and electrical inspectors.

10.  DRINKING FOUNTAIN

     All floors will have a drinking fountain accessible to all tenants on the floor.

11.  SPRINKLERS

     Sprinkler heads will be provided to meet code requirements for all areas.

ADD Inc Architecture Design Development
                                    EXHIBIT C

12.  COOLING AND HEATING

     Cooling shall be provided from a central mechanical plant in the penthouse through a medium pressure, variable volume duct system. Heating shall be provided with constant volume fan coil units or induction units connected to the duct system and installed in the ceiling plenum.

     Space thermostats and separate zones will be provided for approximately each 50 lineal feet of building perimeter and approximately each 2,000 square feet of interior space with two additional zones for lunch room and 400 SF conference room.

     Supply air shall be provided through linear diffusers near the windows for the exterior zones. Return air will be through slots in the light fixtures or grilles as required.

     Sufficient HVAC to fully accommodate tenant's employees and equipment loads adequate to industry standard comfort levels.*

     *with the exception of the computer room HVAC and electric, and heat loads and ventilation in excess of the criteria specified in Exhibit D.

BT/cg
B9/34

ADD Inc Architecture Design Development
                                    EXHIBIT C

                                     PAREXEL

PAREXEL PROGRAMMING STUDY                                             3/28/91


TABLE OF CONTENTS



Departmental Analyses:

Administration                                                           2
Information Products Division                                            3
CSI                                                                      4
Clinical                                                                 5
Regulatory Affairs                                                       6
Medical Services Unit                                                    7
Client Relations Division                                                8

Auxiliary Spaces                                                         9
Staff & Square Footage Summary                                          10

                                   EXHIBIT C

                                    PAREXEL

DEPARTMENT:    ADMINISTRATION

                                                    ---------------------         ---------------------
SPACE BY JOB TITLE                  S. FEET         CURRENT       S. FEET         JUL-91        S. FEET
                                                    ---------------------         ---------------------

OFFICES:
CEO, Pres.                            275              1            275              1            275
Pres. US Operations                   250              1            250              1            250
Q.A. Exec                             200              1            200              1            200
V.P. CFO                              200              1            200              1            200
Dir. Finance                          180              1            180              1            180
MIS Director                          180              1            180              1            180
Manager Financial Planning            150              1            150              1            150
Asst. Controller                      150              1            150              1            150
Human Resources Manager               180              1            180              1            180
CEO's Exec. Asst.                     120              1            120              1            120
Pres.'s Exec. Asst.                   120              1            120              1            120
CFO's Exec. Asst.                     120              1            120              1            120
Office Manager                        120              1            120              1            120
Human Resources Spec.                 120              1            120              2            240
Facil.Supv/Comp Supp                  120              1            120              1            120
Comp. Systems Adm                     120              1            120              1            120
Sr. Analyst (MIS)                     120              1            120              1            120
Operations/Comm Spec*                 120                                            1            120
PC Supp Spec*                         120                                            1
Accts Payable/Jr. Act                 120              1            120              1            120
Contracts Admin                       120              1            120              1            120
Payroll/Benefits                      120              1            120              1            120
Sr. Account                           120              1            120              1            120
Travel/Ofc Admin                      120              1            120              1            120
Time Reporting                        120              1            120              1            120
Part-time clerk/recept**                0              1                             1
Mail Clerk                              0                                            1

OTHER:
Receptionist                            0              2                             2

* will share
** can share area/room

                                                    ---------------------         ---------------------

Staff Totals                                          26                            30
S.F. Totals: Personnel                                            3,445                         3,685
                                                    ---------------------         ---------------------

                                                               ----------                   -----------
30% Circulation                                                  4478.5                        4790.5
                                                               ----------                   -----------

                                    EXHIBIT C

                                     PAREXEL


DEPARTMENT: INFORMATION PRODUCTS DIVISION


                                                --------------------           -------------------
SPACE BY JOB TITLE              S. FEET         CURRENT      S. FEET           JUL-91      S. FEET
                                                --------------------           -------------------

OFFICES:
Vice President                    200              1            200              1            200
Director Publ.                    180              1            180              1            180
Manager Publ.                     150              1            150              1            150
Mktg                              150              1            150              1            150
Writer                            120              1            120              1            120
Assistant*                        120              3            240              4            240


*shared workspace

                                                --------------------           -------------------

                                                --------------------           -------------------
Staff Totals                                       8                             9
S.F. Totals: Personnel                                        1,040                         1,040
                                                --------------------           -------------------

                                                          ----------                     ---------
30% Circulation                                               1,352                         1,352
                                                          ----------                     ---------

                                   EXHIBIT C

                                    PAREXEL


DEPARTMENT: CONSULTING STATISTICIANS INTL.

                                                           ---------------------         ---------------------
SPACE BY JOB TITLE                         S. FEET         CURRENT       S. FEET         JUL-91        S. FEET
                                                           ---------------------         ---------------------

OFFICES:
VP, CSI                                      200              1            200              1            200
Sr. Director Oper                            180              1            180              1            180
Dir. Bios./Prog Sup                          180              1            180              1            180
Dir. Proj.Adm                                180              1            180              1            180
Sr. Mgr. Data Mgmt                           150              1            150              1            150
Mgr. Clin. Mgmt                              150              1            150              1            150
Mgr. Database Mgmt                           150              1            150              1            150
Mgr. Data Supp Svcs                          150              1            150              1            150

Clin Sys Analyst*                            150              1            150              1            150
Prin.Data Mgr.*                              150              1                             1
Sr. Assoc. - CSS*                            150              1            150              1            150
CSS*                                         150                                            1
Biostatisticians - Sr.                       150              2            300              2            300
Biostatisticians Jr.*                        150              7            600              7            600
Programmers*                                 150              4            300              4            300
Clin. Mgmt. *                                150             10            750             10            750
Data Mgmt*                                   150              5            450              5            450

SHARED OFFICE
Consultants                                  180              4            180              4            180

CUBICLES
Ofc Supp/Mgmt*                                80              2             80              3            160
Data Supp Svcs                                80              9            720              9            720
Enrollm Supp                                  80              4            320              6            480

FILE CABINETS                                                              179                           179
(34 42" file cabinets, both 5 and
4 drawer)

*shared workspace
                                                           ---------------------         ---------------------

                                                           ---------------------         ---------------------
Staff Totals                                                 58                            62
S.F. Totals: Personnel                                                   5,519                         5,759
                                                           ---------------------         ---------------------

                                                                    ------------                   -----------
30% Circulation                                                         7174.7                        7486.7
                                                                    ------------                   -----------

                                   EXHIBIT C

                                    PAREXEL


DEPARTMENT: CLINICAL PROJECTS DIVISION


                                                    ---------------------         --------------------
SPACE BY JOB TITLE                  S. FEET         CURRENT       S. FEET         JUL-91       S. FEET
                                                    ---------------------         --------------------

OFFICES:
Sr. VP, Med. Affairs                  200              1            200              1            200
Sr. Dir. Clinical Prog                180              1            180              1            180
Dir. Clinical Operations              180              1            180              1            180
Assoc. Dir. CSS                       180              1            180              1            180
Mgr. - Clin. Projects                 150              5            750              6            900
Line Mgr. - C.M.S                     150              5            750              5            750
Sr. Assoc. CSS                        120              2            240              2            240
Assoc. CSS                            120              0              0              1            120
Sr. CRA Trainer                       120              1            120              1            120
Sr. Editor, CDC                       120              1            120              1            120
Clin. Doc. Spec.                      100              5            500              5            500

CUBICLES:
CRA Consultant                         80              1             80              1             80
C.R.A. I & II                          80             15          1,200             20          1,600
Clincal Data Coord.                    80              7            560              8            640
Clin. Support Assoc.                   80              4            320              6            480

FILE CABINETS                                                       228                           228
(33 43" 4 drawer cabinets,
3 42" 2 drawer cabinets,
1 43" 5 drawer cabinets
& 9 4 drawer vertical file
cabinets 17"wx31"d)

                                                    ---------------------         --------------------

                                                    ---------------------         --------------------
Staff Totals                                          50                            60
S.F. Totals: Personnel                                            5,608                         6,518
                                                    ---------------------         --------------------

                                                    ---------------------         --------------------
30% Circulation                                                 7,290.4                       8,473.4
                                                    ---------------------         --------------------

                                    EXHIBIT C

                                     PAREXEL


DEPARTMENT: REGULATORY AFFAIRS

                                                 ---------------------          ---------------------
SPACE BY JOB TITLE                S. FEET        CURRENT       S. FEET          JUL-91        S. FEET
                                                 ---------------------          ---------------------

OFFICES:
VP, RAD                             200              1            200              1            200
Sr. Mgr.                            150              1            150              1            150
Mgr.                                150              1            150              1            150
Reg.Aff. Associate                  120              2            240              5            600

CUBICLES:
Spec. Proj. Coord                    80              1             80              1             80
Administrative Assistant             80              2            160              2            160
Specialist                           80              0              0              1             80


                                                 ---------------------          ---------------------

                                                 ---------------------          ---------------------
Staff Totals                                         8                            12
S.F. Totals: Personnel                                            980                         1,420
                                                 ---------------------          ---------------------

                                                           -----------                    -----------
30% Circulation                                                 1,274                         1,846
                                                           -----------                    -----------

                                   EXHIBIT C

                                    PAREXEL

DEPARTMENT: MEDICAL SERVICES UNIT

                                            -------------------       ------------------
SPACE BY JOB TITLE            S. FEET       CURRENT     S. FEET       JUL-91     S. FEET
                                            -------------------       ------------------

OFFICES:
VP, Med. Svcs. Unit             200            1          200            1          200
Mgr. - Med. Svcs                150            0            0            1          150
Consultant (PT)                 150            0            0            1          150

                                            -------------------       ------------------

                                            -------------------       ------------------
Staff Totals                                   l                         3
S.F. Totals: Personnel                                    200                       500
                                            -------------------       ------------------

                                                    -----------                ---------
30% Circulation                                           260                       650
                                                    -----------                ---------

                                    EXHIBIT C

                                    PAREXEL

DEPARTMENT: CLIENT RELATIONS DIVISION

                                                  --------------------          ---------------------
SPACE BY JOB TITLE               S. FEET          CURRENT      S. FEET          JUL-91        S. FEET
                                                  --------------------          ---------------------

OFFICES:
VP, Marketing                       200              1            200              1            200
Director, CI. Relat. CSI            180              1            180              1            180
Director, Bus. Devpt.               180              1            180              1            180
Director, CI.Relat. CPD             180              1            180              1            180
Sr. Mgr. CI.Rel.CSI                 150              1            150              1            150
Mgr. CI.Rel.CSI                     150              1            150              1            150
Mgr. Marketing Res.                 150              1            150              1            150
Mgr. RAD,CI.Rel                     150              1            150              1            150
Mgr.                                150              0              0              1            150

CUBICLES
Assistant                           120              1            120              2            240

                                                  --------------------          ---------------------

                                                  --------------------          ---------------------
Staff Totals                                         9                            ll
S.F. Totals: Personnel                                          1,460                         1,730
                                                  --------------------          ---------------------

                                                           -----------                   ------------
30% Circulation                                                 1,898                         2,249
                                                           -----------                   ------------

                                    EXHIBIT C

                                     PAREXEL


AUXILIARY SPACES


                                                          ---------------------         ---------------------
SPACE DESCRIPTION                         S. FEET         PROPOSED      S. FEET         JUL-91        S. FEET
                                                          ---------------------         ---------------------

Mail Room (next to Loading Dock)            500              1            500              1            500
Copy Room                                   200              2            400              2            400
Copy Room                                   100              2            200              2            200
Supply Closet (locked)                      200              1            200              1            200
Reception Area (with coat cl.,              400              1            400              1            400
  desk to seat two)
General Storage                             200              1            200              1            200
CPD (active project storage)                150              1            150              1            150
Computer Room (no raised floor,             300              1            300              1            300
  locate with dept.)
Dense File Room                             500              1            500              1            500
Verification Room                           100              1            100              1            100
Dining Area (sts 60, has                    900              1            900              1            900
  movable wall)
Vending Area                                100              1            100              1            100
Library (Regulatory Affairs)                150              1            150              1            150
Coffee Area                                  50              2            100              2            100
  (with micro & toaster oven)
Board Room (20 people)                      400              1            400              1            400
Conf. Room (12 people)                      375              1            375              1            375
Conf. Room (6 people)                       200              5          1,000              5          1,000
Phone Room                                  100              1            100              1            100
Phone closet                                 16              1             16              1             16
Phone Room                                  100              1            100              1            100
General Work Room                           200              4            800              4            800
RAD Work Room/Files                         300              1            300              1            300
CRG Files/Promo                             200              1            200              1            200

                                                          ---------------------         ---------------------

                                                                   ------------                  ------------
S.F. Totals: Auxiliary Spaces                                           7,491                         7,491
                                                                   ------------                  ------------

                                                                   ------------                  ------------
30% Circulation                                                       9,738.3                       9,738.3
                                                                   ------------                  ------------

NOTES
Dead Storage in "Basement" of 300 sf.

                                   EXHIBIT C

                                    PAREXEL

STAFF & SQUARE FOOTAGE SUMMARY

                                                -------------------------          ----------------------
DEPARTMENT TITLE                                CURRENT          ASSIGNED          JUL-91         JUL-91
                                                 STAFF            S. FEET           STAFF         S. FEET
                                                -------------------------          ----------------------

Administration                                     26             4,478.5             30          4,790.5
Information Products Division                       8               1,352              9            1,352
CSI                                                58             7,174.7             62          7,486.7
Clinical                                           50             7,290.4             60          8,473.4
Regulatory Affairs                                  8               1,274             12            1,846
Medical Services Unit                               1                 260              3              650
Client Relations Division                           9               1,898             11            2,249

                                                -------------------------          ----------------------
Staff Totals                                      160                                187
Square Foot Subtotal                                               23,728                        26,847.6
                                                -------------------------          ----------------------

                                                            -------------                    ------------
Auxiliary Space Subtotals 7/91 level                              9,738.3                         9,738.3
                                                            -------------                    ------------

                                                            -------------                    ------------
TOTAL USABLE SQUARE FOOTAGE REQUIRED                               33,466                        36,585.9
(includes circulation factor of 30%)                        -------------                    ------------

                                    EXHIBIT C

                                    EXHIBIT D

                    195 WEST STREET, WALTHAM, MASSACHUSETTS
                               LANDLORD SERVICES

I.   CLEANING:

     Cleaning and janitor services as provided below:

     A.   OFFICE AREAS:

          DAILY: (Monday through Friday, inclusive, holidays excepted).

          1. Empty and clean all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

          2.   Sweep and dust mop all uncarpeted areas using a dust-treated mop.

          3.   Vacuum all rugs and carpeted areas.

          4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

          5.   Wash clean all water fountains and sanitize.

          6. Move and dust under all desk equipment and telephones and replace same.

          7.   Wipe clean all chrome and other bright work.

          8.   Hand dust grill work within normal reach.

          9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

          WEEKLY:

          1.   Dust coat racks and the like.

          2. Brush and hand dust all carpet edges or other areas inaccessible to vacuum attachments.

          3. Remove all finger marks from private entrance doors, light switches and doorways.

          4.   Dust all ventilating, air conditioning, louvers and grills.


                                   EXHIBIT D

          QUARTERLY:

          1.   Render high dusting not reached in daily cleaning to include:

               a) dusting all pictures, frames, charts, graphs and similar wall hangings.

               b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

               c)   dusting all pipes, ducts and moldings.

               d)   dusting of all venetian blinds.

          2. Move and vacuum clean underneath all furniture that can reasonably be moved.

          3.   Spray buff all resilient floors.

     B.   LAVATORIES:

          DAILY: (Monday through Friday, inclusive, holidays excepted).

          1.   Sweep and damp mop.

          2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

          3.   Wash both sides of all toilet seats.

          4.   Wash all basins, bowls and urinals.

          5.   Dust and clean all powder room fixtures.

          6.   Empty and clean paper towel and sanitary disposal receptacles.

          7.   Remove waste paper and refuse.

          8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

          MONTHLY:

          1.   Machine scrub lavatory floors.

                                    EXHIBIT D

          2.   Wash all partitions and tile walls in lavatories.

          3.   Dust all lighting fixtures and grills in lavatories.

     C.   MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

          DAILY: (Monday through Friday, inclusive, holidays excepted).

          1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

          2.   Wash all rubber mats.

          3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

          4.   Clean any metal work inside lobbies.

          5.   Clean any metal work surrounding building entrance doors.

          6.   Sweep all stairwells and dust handrails.

          MONTHLY:

          1.   All resilient tile floors in public areas to be spray buffed.

     D.   WINDOW CLEANING:

          All exterior windows shall be washed on the inside and outside surfaces six times per year.

II.  HVAC:

     A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred (100) square feet of rentable floor area served, and a combined lighting and standard electrical load of 4 watts per square foot of rentable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing. If within fifteen (15) days, Tenant has not modified its use so as not to cause such overload, Landlord may, if as needed, at Tenant's option, provide supplementary systems at Tenant's expense.

                                    EXHIBIT D

          Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

          i) Cooling season indoor conditions of not in excess of 78 degrees Fahrenheit and 50 percent relative humidity when outdoor conditions are 88 degrees Fahrenheit drybulb and 74 degrees Fahrenheit wetbulb.

          ii) Heating season minimum room temperature of 72 degrees Fahrenheit when outdoor conditions are 3 degrees Fahrenheit drybulb.

     B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

          If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any season outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, upon receipt of billing, a sum equal to the cost incurred by Landlord.

III. ELECTRICAL SERVICES:

     A. Landlord shall provide electric power for 4 watts per square foot of rentable area for lighting and for office machines through standard receptacles for the typical office space.

     B. Landlord, at its option, may require separate metering and billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that require either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3 watts per square foot. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

                                    EXHIBIT D

IV.  ELEVATORS:

     Provide passenger elevator service during Normal Building Operating Hours.

V.   WATER:

     Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.  BUILDING DIRECTORY:

     Provide a building directory.

VII. SECURITY

     Landlord will provide a security program for the property based upon an electronic card reader system.

(JCR258)

                                    EXHIBIT D

                                   EXHIBIT E
                                   FLOOR PLAN


                               [FIRST FLOOR PLAN]


                                First Floor Plan
--------------------------------------------------------------------------------
                                195 WEST STREET
                             Waltham, Massachusetts

                       PAREXEL INTERNATIONAL CORPORATION
                        FIRST FLOOR PREMISES: 18,891 RSF
                                    EXHIBIT E

                                   EXHIBIT E
                                   FLOOR PLAN

                              [Second Floor Plan]


                                Second Floor Plan
--------------------------------------------------------------------------------
                                195 WEST STREET
                             Waltham, Massachusetts

                       PAREXEL INTERNATIONAL CORPORATION
                        SECOND FLOOR PREMISES: 22,152 RSF
                                    EXHIBIT E

                                   EXHIBIT E
                                   FLOOR PLAN

                               [Third Floor Plan]


                                Third Floor Plan
--------------------------------------------------------------------------------
                                195 WEST STREET

                       PAREXEL INTERNATIONAL CORPORATION
                        THIRD FLOOR PREMISES A: 4,232 RSF
                        THIRD FLOOR PREMISES B: 2,983 RSF
                                    EXHIBIT E

                                   EXHIBIT F

              DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

     THIS AGREEMENT made this ___ day of ____________, 19__, by and between ___________________________________ (hereinafter "Landlord") and
___________________________________ (hereinafter "Tenant").

                                WITNESSETH THAT:

     1. This Agreement is made pursuant to Section ______ of that certain Lease dated ____________ __, 19__, between the parties aforenamed as Landlord and Tenant (the "Lease").

     2. It is hereby stipulated that the Lease Term commenced on _____________ __, 19__, (being the "Commencement Date" under the Lease), and shall end and expire on ________________ __, 19__, unless sooner terminated or extended, as provided for in the Lease.

     WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

                                             LANDLORD:

                                             200 WEST STREET LIMITED
                                             PARTNERSHIP, A MASSACHUSETTS
                                             LIMITED PARTNERSHIP

                                             BY:  BP WEST STREET ASSOCIATES
                                                  LIMITED PARTNERSHIP, ITS
                                                  SOLE GENERAL PARTNER

                                                  BY:  BP WEST STREET
                                                       GENERAL ASSOCIATES,
                                                       ITS SOLE GENERAL
                                                       PARTNER

WITNESSES:                                        By____________________________
                                                    MORTIMER B. ZUCKERMAN
                                                    PARTNER

________________________________


                                                  By____________________________
                                                    EDWARD H. LINDE
                                                    PARTNER


________________________________

                      [SIGNATURES CONTINUED ON NEXT PAGE}


WESTST.EXF

                                    TENANT:


ATTEST:


                                             By:________________________________
________________________________             Name:______________________________
Name:___________________________             Title:_____________________________
Title:__________________________                   HEREUNTO DULY AUTHORIZED


                                                        (CORPORATE SEAL)

                         COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ______________                               _____________ __, 19__

     Then personally appeared before me the above-named _____________________, as aforesaid, who acknowledged the foregoing instrument to be his free act and deed.


                                             ___________________________________

                                             NOTARY PUBLIC

                                             My Commission Expires:
                                             ______________________


                         COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ______________                               _____________ __, 19__

     Then personally appeared before me the above-named ______________________ ________________, of _______________, and made oath that the foregoing instrument is the free act and deed of ________________________.

                                             ___________________________________

                                             NOTARY PUBLIC

                                             My Commission Expires:
                                             ______________________

                                    EXHIBIT G

                 BROKER DETERMINATION OF PREVAILING MARKET RENT

     Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1. INITIAL REQUEST. Either Landlord or Tenant shall send a notice to the other party by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected the party making said request to act for such party, which broker shall be affiliated with a major Boston commercial real estate brokerage firm selected by the party making said request and which broker shall have at least ten (10) years experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban First Class Office Market, and (iii) explicitly state that the other party is required to notify the party making said request within fifteen (15) days of an additional broker selected by the other party.

2. OTHER PARTY'S RESPONSE. Within fifteen (15) days after the other party's receipt of a notice requesting the Broker Determination and stating the name of the broker selected by the party making said request, the other party shall give written notice to the party making said request of its selection of a broker having at least the affiliation and experience referred to above.

3. SELECTION OF THIRD BROKER. Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4. RENTAL VALUE DETERMINATION. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value (a) in the case of an extension option under Section 2.4.1, of the Premises for the applicable Extended Term, (b) in the case of an expansion option pursuant to Section 2.1.3, of the Expansion Space for the relevant period applicable to such Expansion Space. Such annual fair market rental value determination (i) may include provision for annual increases in rent during said term if so determined, (ii) shall take account of, and be expressed in


                            Exhibit G - Page 1 of 3
     relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in the Lease, (iii) shall take account of the length of the term, (iv) shall take into account the as-is condition of the Premises in the case of the extension option under Section
     2.4.1 and (v) shall take into account a "build out" substantially similar to Third Floor Premises A constructed pursuant to Section 3.1, provided that the special allowance set forth in Section 3.1.1 shall not apply, in the case of an expansion option pursuant to Section 2.1.3. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual market rental value as so determined, and the annual fair market rental value as so determined shall be referred to as the Prevailing Market Rent.

5. RESOLUTION OF BROKER DEADLOCK. If the brokers are unable to agree at least by majority on a determination of annual fair market rental value, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty
     (30) day period for making said determination setting forth their individual determinations of annual fair market rental value, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of annual fair market rental value and shall be referred to as the Prevailing Market Rent.

6. COSTS. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.

7. FAILURE TO SELECT BROKER OR FAILURE OF BROKER TO SERVE. If either Landlord or Tenant shall have requested a Broker Determination and the other party shall not have designated a broker within the time period provided therefor above, then the broker selected by the party making said request shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of the other party's right to designate a broker hereunder. If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate an additional broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate a third broker willing so to act and a broker so appointed shall, for all purposes,


                            Exhibit G - Page 2 of 3
     have the same standing and powers as though he had been seasonably appointed by the brokers first appointed. In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the Brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the said Greater Boston Real Estate Board, Inc., and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.


                            Exhibit G - Page 3 of 3

                            [Tenant's Storage Space]


                                195 WEST STREET
                       PAREXEL INTERNATIONAL CORPORATION

                                   EXHIBIT H
                             TENANT'S STORAGE SPACE

1442/7

                                    EXHIBIT I

            NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

     THIS AGREEMENT is made and entered into as of this _______ day of _________________, 1991, by and among THE FIRST NATIONAL BANK OF BOSTON, a national banking association (hereinafter called the "Lender"), PAREXEL International Corporation (hereinafter called the "Tenant") and 200 West Street Limited Partnership (hereinafter called the "Landlord").

                                  WITNESSETH:

     WHEREAS, Landlord owns certain real property located in Waltham, Middlesex County, Massachusetts, and more particularly described in EXHIBIT A attached hereto and made a part hereof (said property being hereinafter called the "Property"); and

     WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the _____________ day of _____________ , 1991, with respect to certain premises constituting a portion of the Property therein described, consisting of 48,258 square feet of rentable floor area, as more particularly described in the Lease (said Lease being hereinafter called the "Lease" and said premises being referred to in the Lease as the "Premises" and being hereinafter called the "Leased Premises"); and

     WHEREAS, Landlord has entered into and delivered that certain Mortgage and Security Agreement in favor of Lender dated February 26, 1990 recorded in the Middlesex South District Registry of Deeds in Book 20404, Page 584, prior to the recording of this Agreement (said Mortgage and Security Agreement being hereinafter called the "Security Deed"), conveying the Property to secure the payment of the indebtedness described in the Security Deed; and

     WHEREAS, Landlord has entered into and delivered that certain Collateral Assignment of Lease or Leases in favor of Lender dated February 26, 1990, recorded in the Middlesex South District Registry of Deeds in Book 20405, Page 1, prior to the recording of this Agreement (said Assignment of Leases being hereinafter called the "Assignment of Leases"), assigning all of Landlord's right, title and interest as lessor under the Lease to further secure the indebtedness described in the Security Deed; and

     WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Tenant and Landlord hereby covenant and agree as follows:

     1. ESTOPPEL. Tenant hereby certifies to Lender that (i) the Lease, as described above, is the true, correct and complete Lease, and has not been modified or amended and constitutes the entire agreement between

Landlord and Tenant, and (ii) as far as is known to Tenant, there are no defaults of Landlord under the Lease and there are no existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease and/or allow Tenant to terminate the Lease.

     2. NON-DISTURBANCE. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee's use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Security Deed or in case Lender takes possession of the Property pursuant to any provisions of the Security Deed or the Assignment of Leases, unless the lessor under the Lease would have had such right if the Security Deed or the Assignment of Leases had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the "Purchaser") nor Lender if Lender takes possession of the Property shall be (a) liable for any act or omission of any prior lessor under the Lease; or (b) liable for the return of any security deposit which lessee under the Lease has paid to any prior lessor under the Lease; or (c) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (d) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month to any prior lessor under the Lease; or (e) bound by any amendment or modification of the Lease made without Lender's prior written consent; or (f) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged that Tenant's sole remedy in the event of such default shall be to proceed against Purchaser's or Lender's interest in the Property. Notwithstanding anything contained herein to be contrary, Lender shall have absolutely no obligation to perform any of Landlord's construction covenants under the Lease, provided that if Lender shall not perform such covenants in the event of foreclosure or deed in lieu thereof and within a reasonable time following taking of possession by Lender, then Tenant shall have the right to terminate its obligations under the Lease and to pursue any and all legal remedies it may have against Landlord and any third parties other than Lender.

     3. ATTORNMENT. Unless the Lease is terminated in accordance with Paragraph 2, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed (if applicable), or by any foreclosure or other proceeding for enforcement of the Security Deed, or by deed in lieu of foreclosure or such other proceeding, or if Lender takes possession of the Property pursuant to any provisions of the Security Deed or the

Assignment of Leases, the lessee thereunder shall be bound to the Purchaser or Lender, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Lender were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Lender if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of the Property by Lender. Nevertheless, Tenant shall, from time to time, execute and deliver such instruments evidencing such attornment as Purchaser or Lender may require. The respective rights and obligations of Purchaser, Lender and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided in Paragraph 2.

     4. SUBORDINATION. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Lender under the Security Deed, and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed (including, without limitation, the casualty and condemnation provisions of the Lease, which are hereby specifically subordinated to the Security Deed) and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

     5. ASSIGNMENT OF LEASES. Tenant hereby acknowledges that all of Landlord's right, title and interest as lessor under the Lease is being duly assigned to Lender pursuant to the terms of the Security Deed and the Assignment of Leases, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Lender. Upon receipt of any such written notice from Lender, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Lender or to Lender's agent designated in such notice and to continue to do so until otherwise notified in writing by Lender. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Lender following receipt of such notice, and covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Security Deed or the Assignment of Leases or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Lender following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Security Deed and the Assignment of Leases, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Lender, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Lender for the purposes specified in the Security Deed and the Assignment of Leases, and Lender assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Security Deed and the Assigment of Leases.

     6. NOTICE OF DEFAULT BY LESSOR. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty
(30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

               The First National Bank of Boston
               100 Federal Street
               Boston, Massachusetts 02110
               Attn:  Real Estate Division

               and

               Goulston & Storrs, P.C.
               400 Atlantic Avenue
               Boston, Massachusetts 02210
               Attention: Alan W. Rottenberg, Esq.

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenet at the Leased Premises, Attention: William R. Lean, Jr., or to such other address as may be designated by written notice from Tenant to Lender.

     7. NO FURTHER SUBORDINATION. Except as expressly provided to the contrary in Paragraph 4 hereof, Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee's interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

     8. AS TO LANDLORD AND TENANT. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

     9. AS TO LANDLORD AND LENDER. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Deed or the Assignment of Leases.

     10. TITLE OF PARAGRAPHS. The titles of the paragraphs of this agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

     11. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     12. PROVISIONS BINDING. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

     IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

                                        LENDER:

                                             THE FIRST NATIONAL BANK OF BOSTON,
                                             a national banking association


                                             By:________________________________
                                                Title:


                                        TENANT:

                                             PAREXEL INTERNATIONAL CORPORATION


                                             By:________________________________
                                                Title:

                                        LANDLORD:

                                        200 WEST STREET LIMITED
                                        PARTNERSHIP, A MASSACHUSETTS
                                        LIMITED PARTNERSHIP

                                        BY:  BP WEST STREET ASSOCIATES
                                             LIMITED PARTNERSHIP, ITS
                                             SOLE GENERAL PARTNER

                                             BY:  BP WEST STREET
                                                  GENERAL ASSOCIATES,
                                                  ITS SOLE GENERAL
                                                  PARTNER


                                             By_________________________________
                                               MORTIMER B. ZUCKERMAN
                                               PARTNER

                                             By_________________________________
                                               EDWARD H. LINDE
                                               PARTNER

STATE OF                           )
                                 ss.
COUNTY OF                          )


     On this ________ day of ______________________, 1991, personally appeared the above-named ________________________________ who being by me duly sworn did say that he is the _______________ of PAREXEL International Corporation, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of PAREXEL International Corporation, before me.


                                             ____________________________
                                             Notary Public
                                             My Comm. Expires:___________


COMMONWEALTH OF COMMONWEALTH       )
                                 ss.
COUNTY OF                          )

     On this _______ day of __________________, 1991, personally appeared the above-named ________________________ who being by me duly sworn did say that she is the _________________ of The First National Bank of Boston, and acknowledged the foregoing instrument to be her free act and deed and the free act and deed of The First National Bank of Boston, before me.


                                             ____________________________
                                             Notary Public
                                             My Comm. Expires:___________

STATE OF NEW YORK   )
                    ) ss
County of New York  )

     On this _______ day of June, 1991, personally appeared the above-named MORTIMER B. ZUCKERMAN and acknowledged the foregoing instrument to be his free act and deed in his capacity as a Partner of BP WEST STREET GENERAL ASSOCIATES, as aforesaid, before me,


                                             ___________________________________
                                             NOTARY PUBLIC
                                             My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS )
                              ) ss
County of Suffolk             )

     On this __day of June, 1991, personally appeared the above-named EDWARD H. LINDE and acknowledged the foregoing instrument to be his free act and deed in his capacity as a Partner of BP WEST STREET GENERAL ASSOCIATES, as aforesaid, before me,

                                             ___________________________________
                                             NOTARY PUBLIC
                                             My Commission Expires:

                                   EXHIBIT A


     That certain parcel of land (together with the buildings and improvements thereon) situated in Waltham, Middlesex County, Massachusetts shown on a plan entitled "Plan of Land in Waltham, Mass.", by Somerville Engineering Inc., dated March 11, 1986, and revised by Design State Survey, Inc., on January 10, 1989, which plan is recorded with the Middlesex South District Registry of Deeds as Plan No. 157 of 1989. Said parcel of land is more particularly bounded and described according to said plan as follows:

     Beginning at a point, said point being the intersection of the westerly sideline of West Street and the Town Line of Waltham and Weston, thence running;

                    N 66-09-40 W             along the Town Line one
                                             thousand one hundred eleven and
                                             93/100 (1,111.93) feet to a
                                             point, thence turning and
                                             running;

                    N 37-53-43 E             ninety-three and 3/100 (93.03)
                                             feet to a point, thence turning
                                             and running;

                    N 35-23-43 E             sixty and 10/100 (60.10) feet
                                             to a point, thence turning and
                                             running;

                    N 70-48-43 E             twenty-seven and. 90/100 (27.90)
                                             feet to a point, thence turning
                                             and running;

                    N 79-00-43 E             forty-eight and 50/100 (48.50)
                                             feet to a point, thence turning
                                             and running;

                    S 86-45-17 E             forty-four and 50/100 (44.50)
                                             feet to a point, thence turning
                                             and running;

                    N 07-29-43 E             one hundred eleven and 50/100
                                             (111.50) feet to a point,
                                             thence turning and running;

                    S 67-09-04 E             two hundred eighty-two and
                                             49/100 (282.49) feet to a
                                             point, thence turning and
                                             running;

                    S 66-55-03 E             six hundred seven and 64/100
                                             (607.64) feet to a point,
                                             thence turning and running;

                    Southeasterly            along the westerly sideline of
                                             West Street, on a curve to the
                                             left, having a radius of five
                                             hundred sixty (560.00) feet, an
                                             arc length of six and 16/10
                                             (6.16) feet to a point, thence
                                             turning and running;

                    S 11-52-19 E             along the westerly sideline of
                                             West Street, one hundred fifty-
                                             four and 2/100 (154.02) feet to
                                             a point, thence turning and
                                             running;

                    Southwesterly            along the westerly sideline of
                                             West Street, on a curve to the
                                             right, having a radius of two
                                             hundred (200.00) feet, an arc
                                             length of one hundred seventy
                                             and 23/100 (170.23) feet to a
                                             point, thence turning and
                                             running;

                    S 36-53-58 W             along the westerly sideline of
                                             West Street forty and 45/100
                                             (40.45) feet to the point of
                                             beginning.

     Said parcel contains three hundred thirty-three thousand two hundred ninety-four (333,294) square feet according to said plan.

     Being the same premises in Waltham, Middlesex County, Massachusetts as follows: (i) Lot B as shown on the "Brooks Plan" (hereinafter defined), which Lot B is more particularly described in a Deed to the Grantor recorded with Middlesex South Deeds in Book 13553, Page 305, AND (ii) Lot C as shown on the Brooks Plan, which Lot C is more particularly described in a Deed to the Grantor recorded with the Middlesex South Deeds in Book 13553, Page 309, AND (iii) the lot containing "1.09 Acres +/-" as shown on the "Pressey Plan" (hereinafter defined) EXCLUDING, HOWEVER, the parcel containing ".04 Acres +/-" as shown on the Pressey Plan. The "Brooks Plan" is that certain "Plan of Land in Weston and Waltham, Mass." by Everett M. Brooks Co., Civil Engineers dated August 6, 1970 recorded with Middlesex South Deeds in Book 12132, Page 64. The "Pressey Plan" is that certain "Plan of Land in Waltham and Weston" dated February 5, 1963 by Raymond C. Pressey, Inc. Registered Land Surveyors recorded with Middlesex South Deeds as Plan No. 945 of 1963 in Book 10301, Page 315.

                         MEREDITH & GREW, INCORPORATED

     160 Federal Street                                      (617) 330-8000
Boston, Massachusetts 02110-1701                       Telecopier (617) 330-8130



                                       July 8, 1991

Mr. William R. Lean, Jr.
President-U.S. Operations
PAREXEL International Corporation
One Alewife Place
Cambridge, MA 02140

     Re:  Lease-195 West Street, Waltham, MA

Dear Bill:

     Enclosed please find a fully executed original of the captioned Lease and a fully executed original of the Subordination, Nondisturbance and Atonement Agreement.

     We have placed the security deposit in a First Rate Account at the First National Bank of Boston pursuant to Section 8.20 of the Lease.

     We appreciate the opportunity to assist you.

                                       Very truly yours,

                                       /s/ David L. Pergola

                                       David L. Pergola
                                       Senior Vice President



Enc.


DLP;mbp;5650L

                         MEREDITH & GREW, INCORPORATED

     160 Federal Street                                      (617) 330-8000
Boston, Massachusetts 02110-1701                       Telecopier (617) 330-8130


                                       July 9, 1991

Mr. William T. Sobo
Chief Financial Officer
PAREXEL International Corporation
20 William Street
Wellesley, MA 02181

Dear Bill:

Attached is a fully executed lease document for 195 West Street, Waltham.

We should plan to get together to celebrate the lease execution soon!

                                       Very truly yours,

                                       /s/ Joseph P. Flaherty

                                       Joseph P. Flaherty
                                       Vice President


cc:  James F. McCaffrey


JPF/jmb
Attachment


0621D